                                                         EXHIBIT 10(a)

===============================================================================
                              AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT

                                      among

                         ENTERPRISE FUNDING CORPORATION

                                 as the Company

                                       and

                                K2 FUNDING, INC.

                                as the Transferor

                                     K2 INC.

                             as the Master Servicer

                                       and

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                                    as Agent
                                       and
                                  Bank Investor

                            Dated as of April 4, 2000

===============================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE I           DEFINITIONS...................................................................................2
         SECTION 1.1.          Certain Defined Terms..............................................................2
         SECTION 1.2.          Other Terms.......................................................................20
         SECTION 1.3.          Computation of Time Periods.......................................................20

ARTICLE II          PURCHASES AND SETTLEMENTS....................................................................21
         SECTION 2.1.          Facility..........................................................................21
         SECTION 2.2.          Transfers; Certificate; Eligible Receivables......................................21
         SECTION 2.3.          Selection of Tranche Periods and Tranche Rates....................................25
         SECTION 2.4.          Discount, Fees and Other Costs and Expenses.......................................27
         SECTION 2.5.          Non-Liquidation Settlement and Reinvestment Procedures............................27
         SECTION 2.5.          for such Tranche Period...........................................................28
         SECTION 2.6.          Liquidation Settlement Procedures.................................................28
         SECTION 2.7.          Fees..............................................................................29
         SECTION 2.8.          Protection of Ownership Interest of the Agent, the Company
                               and the Bank Investors............................................................30
         SECTION 2.9.          Deemed Collections; Application of Payments.......................................30
         SECTION 2.10.         Payments and Computations, Etc....................................................31
         SECTION 2.10.         excluding the last day) elapsed...................................................32
         SECTION 2.11.         Reports...........................................................................32
         SECTION 2.12.         Collection Account................................................................32
         SECTION 2.13.         Taxes.............................................................................32

ARTICLE III         REPRESENTATIONS AND WARRANTIES...............................................................33
         SECTION 3.1.          Representations and Warranties of the Transferor..................................33
         SECTION 3.2.          Reaffirmation of Representations and Warranties by the Transferor.................36

ARTICLE IV          CONDITIONS PRECEDENT.........................................................................38
         SECTION 4.1.          Conditions to Closing.............................................................38
         SECTION 4.2.          Other Conditions to Closing.......................................................42

ARTICLE V           COVENANTS....................................................................................42
         SECTION 5.1.          Affirmative Covenants of Transferor...............................................42
         SECTION 5.2.          Negative Covenants of Transferor..................................................46
         SECTION 5.3.          Financial Covenants of Master Servicer............................................47
         SECTION 5.4.          Affirmative Covenants of Master Servicer..........................................47
         SECTION 5.5.          Negative Covenants of Master Servicer.............................................49

ARTICLE VI          ADMINISTRATION AND COLLECTIONS...............................................................50
         SECTION 6.1.          Appointment of Master Servicer....................................................50
         SECTION 6.2.          Duties of Master Servicer.........................................................50
         SECTION 6.3.          Rights After Designation of New Master Servicer...................................52
         SECTION 6.4.          Responsibilities of the Transferor................................................53

ARTICLE VII         TERMINATION EVENTS...........................................................................53
         SECTION 7.1.          Termination Events................................................................53
         SECTION 7.2.          Termination.......................................................................55

ARTICLE VIII        INDEMNIFICATION; EXPENSES; RELATED MATTERS...................................................55
         SECTION 8.1.          Indemnities by the Transferor.....................................................55
         SECTION 8.2.          Indemnity for Taxes, Reserves and Expenses........................................56
         SECTION 8.3.          Other Costs, Expenses and Related Matters.........................................58
         SECTION 8.4.          Reconveyance Under Certain Circumstances..........................................59

ARTICLE IX          THE AGENT; BANK COMMITMENT...................................................................59
         SECTION 9.1.          Authorization and Action..........................................................59
         SECTION 9.2.          Agent's Reliance, Etc.............................................................60
         SECTION 9.3.          Termination Event or Potential Termination Event..................................60
         SECTION 9.4.          Rights as Bank Investor...........................................................60
         SECTION 9.5.          Indemnification of the Agent......................................................61
         SECTION 9.6.          Non-Reliance......................................................................61
         SECTION 9.7.          Resignation of Agent..............................................................61
         SECTION 9.7.          obligations hereunder.............................................................61
         SECTION 9.8.          Payments by the Agent.............................................................62
         SECTION 9.9.          Bank Investors' Commitment; Assignment to Bank Investors..........................62

ARTICLE X           MISCELLANEOUS................................................................................66
         SECTION 10.1.         Term of Agreement.................................................................66
         SECTION 10.2.         Waivers; Amendments...............................................................67
         SECTION 10.3.         Notices; Termination and Extension................................................67
         SECTION 10.4.         Governing Law; Submission to Jurisdiction; Integration............................69
         SECTION 10.5.         Severability; Counterparts........................................................70
         SECTION 10.6.         Successors and Assigns............................................................70
         SECTION 10.7.         Waiver of Confidentiality.........................................................72
         SECTION 10.8.         Confidentiality Agreement.........................................................72
         SECTION 10.9.         No Bankruptcy Petition Against the Company........................................72
         SECTION 10.10.        No Recourse Against the Company...................................................72
         SECTION 10.11.        Characterization of the Transactions Contemplated by
                               the Agreement.....................................................................72
         SECTION 10.12.        Assignment of the Receivables Purchase Agreement..................................73
         SECTION 10.13.        Further Actions...................................................................73

                                                                   -ii-

EXHIBITS
Exhibit A         Form of Contract

Exhibit B         Credit and Collection Policies and Practices

Exhibit C         List of Account Banks and Accounts

Exhibit D         Form of Account Agreement

Exhibit E         Form of Investor Report

Exhibit F         Form of Transfer Certificate

Exhibit G         List of Actions and Suits

Exhibit H         Location of Records of Transferor; Principal Place of Business and Chief
                  Executive Office of Transferor

Exhibit I         List of Subsidiaries, Divisions and Tradenames

Exhibit J         Form of Transferor's and Sellers' Counsel Opinion

Exhibit K         Form of Responsible Officer's Certificate

Exhibit L         Form of Certificate

Exhibit M         Financial Covenants of Master Servicer

Exhibit N         Form of Assignment and Assumption Agreement

                              AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT

                  AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this "AGREEMENT"), dated as of April 4, 2000, among ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "COMPANY"), K2 FUNDING, INC., a Delaware corporation, as the transferor (the "TRANSFEROR"), K2 INC., a Delaware corporation ("K2 INC.") as the master servicer (the "MASTER SERVICER"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (successor by merger to NationsBank, N.A.) ("BANK OF AMERICA") as agent for the Company and the Bank Investors (in such capacity, the "AGENT"), as Administrative Agent and as a Bank Investor.

                             PRELIMINARY STATEMENTS

                  WHEREAS, K2 Inc. (formerly known as Anthony Industries, Inc.), as transferor and as Master Servicer, the Company, the Administrative Agent and the Collateral Agent entered into the Transfer and Administration Agreement, dated as of January 24, 1996, as amended by the First Amendment, dated as of March 15, 1997 (as so amended, the "ORIGINAL TAA");

                  WHEREAS, it is the intent of the Transferor, the Master Servicer, the Company, the Agent and the Bank Investors that this Agreement be merely an amendment, restatement and consolidation of the Original TAA and not constitute a novation of the indebtedness thereunder;

                  WHEREAS, the Original TAA is hereby amended and restated in its entirety as follows;

                  WHEREAS, pursuant to the Receivables Purchase Agreements (as hereinafter defined), each of the Sellers (as hereinafter defined) has agreed to convey, transfer and assign certain receivables to the Transferor;

                  WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage ownership interests in certain accounts receivable; and

                  WHEREAS, the Agent, on behalf of the Company and the Bank Investors, may desire to accept such conveyance, transfer and assignment of such undivided percentage ownership interests, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

                                     ARTICLE I

                                    DEFINITIONS


SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ACCOUNT" means an account maintained by a Seller at an Account Bank for the purpose of receiving Collections from Receivables.

                  "ACCOUNT AGREEMENT" means an agreement between a Seller and an Account Bank in substantially the form of Exhibit D hereto.

                  "ACCOUNT BANK" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to
Section 2.8.

                  "ADJUSTMENT" has the meaning specified in Section 2.9.

                  "ADMINISTRATIVE AGENT" means Bank of America or an Affiliate thereof, as administrative agent for the Company or any Conduit Assignee.

                  "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

                  "AGENT" means Bank of America, in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to Article IX.

                  "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor and the Master Servicer to the Agent, the Administrative Agent, the Company or the Bank Investors at such time.

                  "AMENDMENT FEE" means the fee payable by the Transferor to Bank of America pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "ASSIGNMENT AMOUNT" means, with respect to a Bank Investor at any time, an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time, (ii) such Bank Investor's Pro Rata Share of the aggregate outstanding principal balance of the Receivables (other than Defaulted Receivables not required to be paid by the Transferor or a guarantor) plus all Collections received by the Master Servicer but not yet remitted by the Master Servicer plus any amounts in respect of "deemed collections" required to be paid by the Transferor at such time and (iii) the portion of such Bank Investor's Commitment not used by the Transferor.

                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit N attached hereto.

                  "BANK OF AMERICA" has the meaning set forth in the Preamble.

                  "BANK INVESTORS" means Bank of America and any other financial institution that shall become a party to this Agreement.

                  "BASE RATE" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider) and
(ii) the sum of (a) two percent (2%) and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina or Los Angeles, California are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

                  "BR TRANCHE" means a Tranche as to which Discount is calculated at the Base Rate.

                  "BR TRANCHE PERIOD" means, with respect to a BR Tranche, either (i) prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company, Bank of America, on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, Bank of America or the Agent, as the case may be, or (ii) after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

                  "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "CD RATE" means, with respect to any CD Tranche Period, a rate which is .75% in excess of a rate per annum equal to the sum (rounded upward to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Certificate of Deposit Rate for such CD Tranche Period by (y) a percentage equal to 100% minus the stated maximum rate for all reserve requirements as specified in Regulation D (including without limitation any marginal, emergency, supplemental, special or other reserves) that would be applicable during such Tranche Period to a negotiable certificate of deposit in excess of $100,000, with a maturity approximately equal to such Tranche Period, of any member bank of the Federal Reserve System plus (B) the then daily net annual assessment rate (rounded upward, if necessary, to the nearest 1/100 of 1%) as estimated by the Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the Federal Deposit Insurance Corporation for insuring such certificates of deposit.

                  "CD TRANCHE" means a Tranche as to which Discount is calculated at the CD Rate.

                  "CD TRANCHE PERIOD" means, with respect to a CD Tranche, either (a) prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company, Bank of America, on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, Bank of America or the Agent, as the case may be, or (b) after the Termination Date, a period of one day. If such CD Tranche Period would end on a day which is not a Business Day, such CD Tranche Period shall end on the next succeeding Business Day.

                  "CERTIFICATE" means the amended and restated certificate issued to the Agent for the benefit of the Company and the Bank Investors pursuant to Section 2.2(f) hereof.

                  "CERTIFICATE OF DEPOSIT RATE" means, with respect to any CD Tranche Period, the average of the bid rates determined by the Liquidity Provider to be bid rates per annum, at approximately 10:00 a.m. (New York City time) on the Business Day before the first day of the CD Tranche Period for which such CD Rate is to be applicable, of two or more New York certificate of deposit dealers of recognized standing selected by the Liquidity Provider for the purchase in New York from the Liquidity Provider at face value of certificates of deposit of the Liquidity Provider in an aggregate amount approximately comparable to the amount of the CD Tranche to which such CD Rate is to be applicable and with a maturity approximately equal to the applicable CD Tranche Period.

                  "CLOSING DATE" means April 4, 2000.

                  "COLLATERAL AGENT" means Bank of America, as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

                  "COLLECTION ACCOUNT" means the account established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to
Section 2.12.

                  "COMMERCIAL PAPER" means the promissory notes issued by the Company in the commercial paper market.

                  "COMMITMENT" means (i) with respect to each Bank Investor, the commitment of such Bank Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "COMMITMENT", MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement PLUS the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination and (ii) with respect to any assignee of a Bank Investor party hereto pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Company not to exceed the amount set forth in such Assignment and Assumption Agreement MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination PLUS the dollar amount of any increase to such assignee's Commitment consented to by it prior to the time of determination; PROVIDED, HOWEVER, that in the event that the Facility Limit is reduced, in either case, the aggregate commitment of all the Bank Investors shall be reduced in a like amount and the commitment of each Bank Investor shall be reduced in proportion to such reduction.

                  "COMMITMENT TERMINATION DATE" means April 28, 2000, or such later date to which the Commitment Termination Date may be extended by the Transferor, the Agent and the Bank Investors not later than thirty (30) days prior to the then current Commitment Termination Date.

                  "COMPANY" means Enterprise Funding Corporation, a Delaware corporation, and its successors and assigns, including any Conduit Assignee.

                  "CONCENTRATION FACTOR" means for any Designated Obligor on any date of determination: (a) two percent (2%) of the Outstanding Balance of all Eligible Receivables on such date; PROVIDED, HOWEVER, that with respect to any Designated Obligor and its affiliates whose long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Standard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ RATED OBLIGORS") five percent (5%) of the Outstanding Balance of all Eligible Receivables on such date, or (b) such other amount determined by the Agent in the reasonable exercise of its good faith judgment to reflect a change in the financial condition or credit worthiness of any such Designated Obligor and disclosed in a written notice delivered to the Transferor.

                  "CONDUIT ASSIGNEE" means any commercial paper conduit administered by Bank of America or any of its Affiliates and designated by Bank of America from time to time to accept an assignment from the Company of all or a portion of the Net Investment.

                  "CONTRACT" means an agreement or invoice in substantially the form of one of the forms attached hereto as Exhibit A or otherwise approved by the Agent, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

                  "CP RATE" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company; PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

                  "CP TRANCHE" means a Tranche as to which Discount is calculated at a CP Rate.

                  "CP TRANCHE PERIOD" means, with respect to a CP Tranche, a period of days not to exceed 120 days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to Section 2.3 hereof. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

                  "CREDIT AND COLLECTION POLICIES" means the credit and collection policy or policies and practices of the Sellers, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c), which policies and practices will be adopted by the Transferor prior to the Closing Date.

                  "CREDIT SUPPORT AGREEMENT" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "CREDIT SUPPORT PROVIDER" means the Person or Persons who will provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "DEALER FEE" means the fee payable by the Transferor to the Administrative Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

                  "DEEMED COLLECTIONS" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b).

                  "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred with respect to the Obligor thereof; (iii) which has been identified by the Master Servicer as uncollectible; or (iv) which, consistent with the Credit and Collection Policies, should be written off the Transferor's books as uncollectible.

                  "DEFAULTING BANK INVESTOR" has the meaning specified in
Section 2.2(c) hereof.

                  "DELINQUENCY RATIO" means, the ratio (expressed as a percentage) computed as of the last day of each fiscal month by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such date by
(ii) the aggregate Outstanding Balance of all Receivables as of the end of the third preceding period less Defaulted Receivables as of such period.

                  "DELINQUENT RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

                  "DESIGNATED OBLIGOR" means, at any time, each Obligor; PROVIDED, HOWEVER, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Agent delivered at any time in the event of an adverse change in the financial condition or credit worthiness of any such Obligor as determined in the sole discretion of the Agent.

                  "DILUTION RATIO" means, for any period of determination, the weighted average based upon the aggregate Outstanding Balance of all K-2 Receivables, Shakespeare Receivables and Stearns Receivables, respectively, of the K-2 Dilution Ratio, the Shakespeare Dilution Ratio and the Stearns Dilution Ratio.

                  "DILUTION RESERVE" means, at any time, an amount equal to the product of (i) 1.5, (ii) the highest Dilution Ratio as of the last day of each of the twelve (12) fiscal months preceding the current month and (iii) the sum of the Net Investment, the Loss Reserve, the Discount Reserve and the Servicing Fee Reserve at such time.

                  "DISCOUNT" means, with respect to any Tranche Period:

                                    (TR x TNI) x AD
                                                 ---
                                                 360

Where:

                  TR = the Tranche Rate applicable to such Tranche Period.

                  TNI = the portion of the Net Investment allocated to such
                        Tranche Period.

                  AD = the actual number of days during such Tranche Period.

PROVIDED, HOWEVER, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED, FURTHER, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

                  "DISCOUNT RESERVE" means, at any time, an amount equal to:

                                                     TD + LY

Where:

                  TD = the total discount, which equals the sum of the unpaid Discount for all Tranche Periods.

                  LY = the Liquidation Yield.

                  "EARLY COLLECTION FEE" means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a)) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the Agent from investing the proceeds of such reductions.

                  "ELIGIBLE INVESTMENTS" means any of the following: (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; PROVIDED, HOWEVER, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1", and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies, (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above, (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1" respectively, and
(e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

                  "ELIGIBLE RECEIVABLE" means, at any time, any Receivable:

                           (i) which has been purchased by the Transferor pursuant to the K-2 Receivables Purchase Agreement, the Shakespeare Receivables Purchase Agreement or the Stearns Receivables Purchase Agreement, and to which the Transferor has good title thereto, free and clear of all Adverse Claims (other than the lien and security interest of the Agent therein);

                           (ii) the Obligor of which is a United States resident, is a Designated Obligor at the time of the initial creation of an interest therein hereunder, is not an Affiliate of any of the parties hereto or any of the Sellers, and is not a government or a governmental subdivision or agency; PROVIDED, HOWEVER, Receivables from Government Obligors up to the Government Concentration Factor may be included as Eligible Receivables; PROVIDED, FURTHER, that Receivables with an aggregate Outstanding Balance of 2% of the Eligible Receivables may be due from Obligors which are Canadian residents;

                           (iii)  which is not a Defaulted Receivable at
         the time of the initial creation of an interest of the Agent therein;

                           (iv)   which is not a Delinquent Receivable at
         the time of the initial creation of an interest of the Agent therein;

                            (v) which, according to the Contract related thereto, is required to be paid in full within 364 days of the original billing date therefor;

                            (vi) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

                            (vii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                            (viii)  which is an "account" within the meaning of
         Article 9 of the UCC of all applicable jurisdictions;

                            (ix) which is denominated and payable only in United States dollars in the United States;

                            (x)     which arises under a Contract that
         together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, offset, counterclaim or other defense;

                            (xi)     which, together with the Contract
         related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                            (xii)     which (A) satisfies all applicable
         requirements of the relevant Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder, and (C) arises pursuant to a Contract with respect to which the Transferor and the applicable Seller have performed all obligations required to be performed by them thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder;

                            (xiv) which was generated in the ordinary course of business of one of the Sellers and for which the Transferor and the applicable Seller have performed all obligations necessary for repayment including, but not limited to, invoicing;

                            (xix) the Obligor of which has been directed to make all payments to a specified account of the respective Seller with respect to which there shall be an Account Agreement in effect; and

                            (xv) as to which the Agent has not notified the Transferor that the Agent has determined that such Receivable or class of Receivables is not acceptable for purchase hereunder because the nature of the business of the Obligor may impair the collectibility of such Receivable or class of Receivables, or because of a potential conflict of interest between the interests of the Transferor or a Seller and the Agent, any Liquidity Provider, any Credit Support Provider or any of their respective Affiliates.

                  "ESTIMATED MATURITY PERIOD" means, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Master Servicer in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category (as set forth in the Investor Report) will be paid on the last day of such aging category, (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policies and the Transferor's normal accounting practices applied on a basis consistent with those reflected in the Transferor's financial statements, and (c) for any Receivable which is due in more than 30 days the maturity period will include the weighted average calculated according to clauses (a) and (b), plus the number of days to the due date for such Receivable; PROVIDED, HOWEVER, that if the Agent, the Company or any of the Bank Investors shall reasonably disagree with any such calculation, the Agent may recalculate the Estimated Maturity Period, and such recalculation, in the absence of manifest error, shall be conclusive.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Tranche Period, a rate which is 2.00% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Liquidity Provider during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable).

                  "EURODOLLAR TRANCHE" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

                  "EURODOLLAR TRANCHE PERIOD" means, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of one month or three months requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Agent; PROVIDED, HOWEVER, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; PROVIDED, FURTHER, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

                  "EVENT OF BANKRUPTCY" means, with respect to any Person, (i) that such Person shall (x) generally not pay its debts as such debts become due,
(y) admit in writing its inability to pay its debts generally or (z) shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, relief of debtors, the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation or other organization, such Person or any Subsidiary shall take any corporate or organizational action to authorize any of the actions set forth in the preceding clauses (i) and (ii).

                  "FACILITY FEE" means the fee payable by the Transferor to the Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "FACILITY LIMIT" means $76,500,000.

                  "FEE LETTER" means the Amended and Restated Fee Letter dated the date hereof with respect to the fees to be paid by the Transferor hereunder between the Transferor, the Company and the Agent, as amended, modified or supplemented from time to time.

                  "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

                  "GOVERNMENT CONCENTRATION FACTOR" means for all Government Obligors on any date of determination, five percent of the Net Investment on such date.

                  "GOVERNMENT OBLIGORS" means any Obligor which is a subdivision, agency, bureau, department or instrumentality of any government, whether federal, state or local.

                  "GUARANTY" means, with respect to any Person, any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

                  "INCREMENTAL TRANSFER" means a Transfer which is made pursuant to Section 2.2(a).

                  "INDEBTEDNESS" means, with respect to any Person, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

                  "INDEMNIFIED AMOUNTS" has the meaning specified in Section
8.1.

                  "INDEMNIFIED PARTIES" has the meaning specified in Section
8.1.

                  "INTEREST COMPONENT" means, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount in respect thereof (including any dealer commissions).

                  "INVESTOR REPORT" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Master Servicer to the Agent pursuant to Section 2.11.

                  "K-2" means K-2 Corporation, an Indiana corporation.

                  "K-2 DILUTION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each fiscal month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances and other dilutive factors, and any other billing or other adjustment by the Transferor or the Master Servicer, provided to Obligors in respect of K-2 Receivables during the five preceding months by (ii) the aggregate Outstanding Balance of all K-2 Receivables which arose during the five month period which ends on the third preceding month to the current month.

                  "K-2 RECEIVABLES" means Receivables originated by K-2.

                  "K-2 RECEIVABLES PURCHASE AGREEMENT" means the Amended and Restated Receivables Purchase Agreement dated as of the date hereof between K-2 and the Transferor, as modified, amended or supplemented from time to time.

                  "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "LIBOR RATE" means, with respect to any Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

                  "LIQUIDATION YIELD" means, at any time, an amount equal to:

                                    (RVF x LBR x NI) x (EM X 1.5)
                                                        --------
                                                        360

Where:

RVF      =        the Rate Variance Factor at such time.

LBR      =        the Base Rate which is applicable at such time.

NI       =        the Net Investment at such time.

EM       =        the Estimated Maturity Period of the Receivables.

                  "LIQUIDITY PROVIDER" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "LIQUIDITY PROVIDER AGREEMENT" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "LOSS PERCENTAGE" means on any day the greatest of (i) three
(3) times the highest Loss-to-Liquidation Ratio as of the last day of each of the twelve (12) fiscal months preceding the then current month, and (ii) ten percent (10%).

                  "LOSS RESERVE" means, on any day, an amount equal to:

                                    LP x (NI + DLR + DR + SFR)

Where:

LP = the Loss Percentage at the close of business of the Master Servicer on such day.

NI = the Net Investment at the close of business of the Master Servicer on such day.

DLR = the Dilution Reserve at the close of business of the Master Servicer on such day.

DR = the Discount Reserve at the close of business of the Master Servicer on such day.

SFR = the Servicing Fee Reserve at the close of business of the Master Servicer on such day.

Notwithstanding the foregoing, the Loss Reserve shall at all times be at least equal to $7,500,000.

                  "LOSS-TO-LIQUIDATION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each fiscal month by dividing (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during the past three consecutive periods, by (ii) the aggregate amount of Collections received by the Master Servicer during the past three consecutive periods.

                  "MAJORITY INVESTORS" means, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 50% of the Facility Limit as of such date.

                  "MASTER SERVICER" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables, which shall initially be K2 Inc.

                  "MAXIMUM NET INVESTMENT" means $75,000,000.

                  "MAXIMUM PERCENTAGE FACTOR" means 98%.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "NET INVESTMENT" means the sum of the amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5, Section 2.6 or Section 2.9; provided that the Net Investment shall be restored in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and PROVIDED, FURTHER that the Net Investment may be increased by the amount described in Section 9.9(c) as described therein.

                  "NET RECEIVABLES BALANCE" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, PLUS (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, PLUS (iii) the aggregate Outstanding Balance of all Eligible Receivables of each Obligor with respect to which either 25% or more of such Obligor's Receivables are Defaulted Receivables, PLUS (iv) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of all Government Obligors exceeds the Government Concentration Factor.

                  "NON-DEFAULTING BANK INVESTOR" has the meaning specified in
Section 2.2(c) hereof.

                  "OBLIGOR" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

                  "OFFICIAL BODY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "OTHER TRANSFEROR" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

                  "OUTSTANDING BALANCE" means, with respect to any Receivable at any time, the then outstanding principal amount thereof including any accrued and outstanding Finance Charges related thereto.

                  "PERCENTAGE FACTOR" means the percentage computed at any time of determination as follows:

                                    NI  +  LR  +  DLR  +  DR  +  SFR
                                    --------------------------------
                                                     NRB

where:

NI           =     the Net Investment at the time of such computation.

LR           =     the Loss Reserve at the time of such computation.

DLR          =     the Dilution Reserve at the time of such computation.

DR           =     the Discount Reserve at the time of such computation.

SFR          =     the Servicing Fee Reserve at the time of such computation.

NRB          =     the Net Receivables Balance at the time of such computation.

                  Notwithstanding the foregoing computation, the Percentage Factor shall not exceed one hundred percent (100%). The Percentage Factor shall be calculated by the Master Servicer on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Master Servicer shall, as of the close of business of the Master Servicer on each Business Day recompute the Percentage Factor and report such recomputations to the Agent in the Investor Report and as otherwise requested by the Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made. The Percentage Factor, as calculated at the close of business on the Business Day immediately preceding the Termination Date, shall remain constant at all times thereafter until such time as the Agent, on behalf of the Company and the Bank Investors shall have received the Aggregate Unpaids, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6.

                  "PERSON" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "POTENTIAL TERMINATION EVENT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "PRO RATA SHARE" means, for a Bank Investor, the Commitment of such Bank Investor, divided by the sum of the Commitments of all Bank Investors.

                  "PROCEEDS" means "proceeds" as defined in Section 9-306(1) of the UCC.

                  "PROGRAM FEE" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "PURCHASED INTEREST" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

                  "RATE VARIANCE FACTOR" means 1.2; PROVIDED, HOWEVER, that such number may be recomputed from time to time in good faith by the Agent, written notice of such re-computation to be provided by the Agent to the Transferor and the Master Servicer.

                  "RECEIVABLE" means the indebtedness owed to any of the Sellers by any Obligor (without giving effect to any purchase under the Receivables Purchase Agreements or hereunder at any time) under a Contract whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of merchandise or services by the Sellers, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section
2.9 hereof, it shall no longer constitute a Receivable hereunder.

                  "RECEIVABLES PURCHASE AGREEMENTS" means the K-2 Receivables Purchase Agreement, the Shakespeare Receivables Purchase Agreement and the Stearns Receivables Purchase Agreement.

                  "RECORDS" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

                  "RELATED SECURITY" means with respect to any Receivable:

                         (i) all of the Transferor's interest, if any, in the merchandise (including returned merchandise), if any, the sale of which by the Sellers gave rise to such Receivable;

                         (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                         (iii) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                         (iv) all of the Transferor's right and title to, and interest in, the Receivables Purchase Agreements and the assignment to the Agent of all Uniform

         Commercial Code financing statements filed by the Transferor against the Sellers under or in connection with the sale of such Receivable to the Transferor pursuant to the Receivables Purchase Agreements; and

                          (v)  all Records.

                  "SECTION 8.2 COSTS" has the meaning specified in Section
8.2(d).

                  "SELLERS" means K-2, Shakespeare and Stearns.

                  "SERVICING FEE" means the fee payable by the Company or the Bank Investors to the Master Servicer, with respect to a Tranche, in an amount equal to 0.75% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3. Such fee shall accrue from the date of the initial purchase of an ownership interest in the Receivables to the later of the Termination Date or the date on which the Net Investment is reduced to zero. On or prior to the Termination Date such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5. After the Termination Date such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6.

                  "SERVICING FEE RESERVE" means at any time an amount equal to the product of (A) the aggregate Outstanding Balance of the Receivables at such time, and (B) 0.75%, and (C) a fraction having as the numerator, the sum of (x)
1.5 times the Estimated Maturity Period plus (y) (ii) 30, and as the denominator, 360.

                  "SHAKESPEARE" means Shakespeare Company, a Delaware corporation.

                  "SHAKESPEARE DILUTION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each fiscal month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances and other dilutive factors, and any other billing or other adjustment by the Transferor or the Master Servicer, provided to Obligors in respect of Shakespeare Receivables during such month by (ii) the aggregate Outstanding Balance of all Shakespeare Receivables which arose during the third preceding month.

                  "SHAKESPEARE RECEIVABLES" means Receivables originated by Shakespeare.

                  "SHAKESPEARE RECEIVABLES PURCHASE AGREEMENT" means the Amended and Restated Receivables Purchase Agreement dated as of the date hereof between Shakespeare and the Transferor, as modified, amended or supplemented from time to time.

                  "STANDARD & POOR'S" or "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "STEARNS" means Stearns Inc., a Minnesota corporation.

                  "STEARNS DILUTION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each fiscal month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances and other dilutive factors, and any other billing or other adjustment by the Transferor or the Master Servicer, provided to Obligors in respect of Stearns Receivables during such month by (ii) the aggregate Outstanding Balance of all Stearns Receivables which arose during the third preceding month.

                  "STEARNS RECEIVABLES" means Receivables originated by Stearns.

                  "STEARNS RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement dated as of the date hereof between Stearns and the Transferor, as modified, amended or supplemented from time to time.

                  "SUB-SERVICING AGREEMENT" means the Amended and Restated Sub-Servicing Agreement, dated as of the date hereof, by and among the Master Servicer, K-2, Shakespeare and Stearns.

                  "SUBSIDIARY" of a Person means any Person more than 50% of the outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

                  "TERMINATION DATE" means the earliest of (i) the Business Day designated by the Transferor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement (unless the Company's interest in the Net Investment has been assigned to the Bank Investors), (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (unless the Company's interest in the Net Investment has been assigned to the Bank Investors), (iv) the day on which a Termination Event occurs pursuant to Section 7.1, or (v) April 28, 2000, subject to extension upon consent of all of the parties hereto.

                  "TERMINATION EVENT" means an event described in Section 7.1.

                  "TRANCHE" means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3.

                  "TRANCHE PERIOD" means a CP Tranche Period, a BR Tranche Period, a CD Tranche Period or a Eurodollar Tranche Period.

                  "TRANCHE RATE" means the CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate.

                  "TRANSACTION COSTS" has the meaning specified in Section
8.3(a).

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Receivables Purchase Agreements, the Fee Letter, the Account Agreements, the Certificate, the Transfer Certificate, the Sub-Servicing Agreement and all of the other instruments, documents and other agreements executed and delivered by the Master Servicer or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "TRANSFER" means a conveyance, transfer and assignment by the Transferor to the Agent, on behalf of the Company or the Bank Investors, as applicable, of an undivided percentage ownership interest in Receivables hereunder.

                  "TRANSFER CERTIFICATE" has the meaning specified in Section 2.2(a).

                  "TRANSFER DATE" means, with respect to each Transfer, the Business Day on which such Transfer is made.

                  "TRANSFER PRICE" means with respect to any Incremental Transfer, the amount paid to the Transferor by the Company or the Bank Investors as described in the Transfer Certificate.

                  "TRANSFEROR" means K2 Funding, Inc., a Delaware corporation.

                  "TRANSFERRED INTEREST" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest is equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security and Collections with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security and Collections. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

                  "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                  SECTION 1.2. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.3. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding," and the word "within" means "from and excluding" a specified date "to and including" a later specified date.

                                   ARTICLEII

                            PURCHASES AND SETTLEMENTS

                   SECTION 2.1. FACILITY. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, and the Agent, on behalf of the Company, may, at the Company's option, or the Agent, on behalf of the Bank Investors, shall (in accordance with Section 9.9(a) hereof), if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security and Collections with respect thereto, from time to time. The parties hereto understand that in no event shall the Net Investment be held by the Agent on behalf of the Company and the Bank Investors simultaneously, except in the case of an assignment to a Bank Investor pursuant to Section 9.9(f) hereof. By accepting a conveyance, transfer and assignment of the Receivables hereunder, neither the Company nor any Bank Investor, the Administrative Agent or the Agent assumes, or shall have, any obligations or liability under any of the Contracts.

                   SECTION 2.2. TRANSFERS; CERTIFICATE; ELIGIBLE RECEIVABLES. INCREMENTAL TRANSFERS. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, and the Agent, on behalf of the Company may, at the Company's option or the Agent, on behalf of the Bank Investors, shall (in accordance with Section 9.9(a) hereof), if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security and Collections with respect thereto (each, an "INCREMENTAL TRANSFER") from time to time prior to the occurrence of a Termination Date; PROVIDED that after giving effect to the payment to the Transferor of the Transfer Price for such Incremental Transfer (x) where the Transferred Interest is held by the Agent on behalf of the Company (i) the Net Investment plus the Interest Component would not exceed the Facility Limit and (ii) Net Investment would not exceed the Maximum Net Investment and
(y) where the Transferred Interest is held by the Agent on behalf of the Bank Investors, the Net Investment would not exceed the aggregate Commitments. The Transferor shall by notice given by telecopy to the Agent offer to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables at least three (3) Business Days prior to the proposed date of an Incremental Transfer. Each such notice shall specify the desired Transfer Price (which shall be at least $5,000,000 and integral multiples of $1,000,000 in excess thereof) and the desired date of such Incremental Transfer, together with the desired Tranche Period (or range) related thereto as required by Section 2.3. The Agent shall promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of such notice of proposed Incremental Transfer to be made to the Agent on behalf of such Person. To the extent that any such notice of proposed Incremental Transfer is received by the Agent on behalf of the Company, the Company shall instruct the Agent to accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Incremental Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Agent, the Company and each Bank Investor against any loss or expense incurred by the Agent, the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Agent, the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company or any Bank Investor to fund such Incremental Transfer for the applicable Tranche Period.

                  On the date of the initial Incremental Transfer, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer and the Transferor shall deliver to the Agent the Amended and Restated Transfer Certificate in the form of Exhibit F hereto (the "TRANSFER CERTIFICATE"). The Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Company or the Bank Investors, as applicable, shall deposit to the Transferor's account at the location indicated in Section 10.3, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer made to the Company or the Bank Investors, as applicable.

                        (b) PAYMENTS. By no later than 11:00 a.m. (New York time) on any Transfer Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the

Company or the Bank Investors as aforesaid, the Agent shall remit such funds received in respect of the Transfer Price to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, the Company or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company or any such Bank Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor (PROVIDED that the Company shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.

Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Bank Investor shall be obligated to provide the Agent or the Transferor with funds in connection with an Incremental Transfer in an amount that would exceed such Bank Investor's unused Commitment then in effect.

                        (c) DEFAULTING BANK INVESTOR. If by 2:00 P.M. (New York time), whether or not the Agent has advanced the Transfer Price, one or more Bank Investors (each, a "DEFAULTING BANK INVESTOR", and each Bank Investor other than the Defaulting Bank Investor being referred to as a "NON-DEFAULTING BANK INVESTOR") fails to make its Pro Rata Share of the Transfer Price available to the Agent pursuant to Section 2.2 (b) hereof (the aggregate amount not so made available to the Agent being herein called the "TRANSFER PRICE DEFICIT"), then the Agent shall, by no later than 2:30 P.M. (New York time on the Transfer Date), instruct each Non-Defaulting Bank Investor to pay, by no later than 3:00 P.M. (New York time on the Transfer
Date), in immediately available funds, to the account designated by the Agent, an amount equal to the lesser of (x) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Transfer Price Deficit and (y) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon demand, pay to the Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon, for each day from the date a payment was made by a Non-

Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate PLUS 2%.

                        (d) REINVESTMENT TRANSFERS. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, and in consideration of Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Agent on behalf of the Company may, and the Agent on behalf of the Bank Investors shall, purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Transfer in accordance with
Section 2.5, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security and Collections with respect thereto, shall be equal to its Transferred Interest in each other Receivable, together with Related Security and Collections with respect thereto.

                        (e) ALL TRANSFERS. Each Transfer shall constitute a purchase by the Agent, on behalf of the Company and the Bank Investors, as applicable, of undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing, as well as in each and every Receivable, together with Related Security and Collections with respect thereto, which arises at any time after the date of such Transfer. The Agent's aggregate undivided percentage ownership interest in the Receivables, together with Related Security and Collections with respect thereto held on behalf of the Company or the Bank Investors, as applicable, shall equal the Percentage Factor in effect from time to time. The Agent shall hold the Transferred Interests on behalf of the Company and each Bank Investor in accordance with each of the Company's and each Bank Investor's percentage interest in the Transferred Interest (determined on the basis of the relationship that the portion of the Net Investment funded by such Person bears to the aggregate Net Investment of the Company and all of the Bank Investors at such time).

                        (f) CERTIFICATE. The Transferor shall issue to the Agent the Amended and Restated Certificate, in the form of Exhibit L, on or prior to the date hereof.

                        (g) PERCENTAGE FACTOR. The Percentage Factor shall be initially computed by the Master Servicer as of the opening of business of the Master Servicer on the date of the initial Incremental Transfer hereunder. Thereafter until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Master Servicer on each day (other than a day after the Termination Date) and the Master Servicer shall report such computation as of the last day of the related period, to the Agent in the Investor

Report and as otherwise reasonably requested by the Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. The Percentage Factor, as computed as of the day immediately preceding the Termination Date, shall remain constant at all times on and after the Termination Date until the date on which the Net Investment shall become zero.

                SECTION 2.3.     SELECTION OF TRANCHE PERIODS AND TRANCHE RATES.

                        (a) PRIOR TO A TERMINATION EVENT; TRANSFERRED INTEREST HELD ON BEHALF OF THE COMPANY. At all times hereafter, but prior to the occurrence of a Termination Event and with respect to the Transferred Interest held by the Agent on behalf of the Company, the Transferor may, subject to the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Net Investment held on behalf of the Company. The Transferor shall give the Company irrevocable notice by telephone of the new requested Tranche Period(s) at least three (3) Business Days prior to the expiration of any then existing Tranche Period; PROVIDED, HOWEVER, that the Company may select, in its sole discretion, any such new Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment held on behalf of it to one or more CP Tranche Periods; provided that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, Bank of America, on behalf of the Liquidity Provider may exercise the right of selection granted to the Company hereby. The Tranche Rate applicable to any such Purchased Interest may be the BR Rate, the CD Rate or the Eurodollar Rate, as determined by Bank of America on behalf of the Liquidity Provider. In the case of any Tranche Period outstanding upon the occurrence of a Termination Event, such Tranche Period shall end on the date of such occurrence.

                        (b) ON AND AFTER A TERMINATION EVENT; TRANSFERRED INTEREST HELD ON BEHALF OF THE COMPANY. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent on behalf of the Company, the Agent shall select all Tranche Periods and Tranche Rates applicable thereto.

                        (c) PRIOR TO A TERMINATION EVENT; TRANSFERRED INTEREST HELD ON BEHALF OF THE BANK INVESTORS. At all times hereafter, but prior to a Termination Event, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than fourteen (14) Business Days or such shorter period as shall be necessary to obtain a Eurodollar Tranche and such Transfer shall be a BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Bank Investors (or any of them), PROVIDED that a Termination Event shall not have occurred, the Tranche Rate applicable thereto shall be the CD Rate, the Eurodollar Rate or the Base Rate, as selected by the Transferor in accordance with Section 2.2. The Transferor shall give the Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period. In the case of any Tranche Period outstanding upon the occurrence of the Termination Date, such Tranche Period shall end on the date of such occurrence.

                        (d) ON AND AFTER A TERMINATION EVENT; TRANSFERRED INTEREST HELD ON BEHALF OF THE BANK INVESTORS. At all times on and after a Termination Event, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, the Agent shall select all Tranche Periods and Tranche Rates applicable thereto.

                        (e) EURODOLLAR RATE PROTECTION; ILLEGALITY. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the Eurodollar Rate for any proposed Eurodollar Tranche, then

                                 (A) the Agent shall forthwith  notify the
Bank Investors and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and

                                 (B) while such circumstances exist, neither
the Bank Investors nor the Agent shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche.

                                      (ii) If, with respect to any
outstanding Eurodollar Tranche, any of the Bank Investors on behalf of which the Agent holds any Transferred Interest therein notify the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such Tranche Period then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Investment allocated to any Tranche ending during such period, to a Eurodollar Tranche.

                                      (iii) Notwithstanding any other
provision of this Agreement, if any of the Bank Investors shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for such Bank Investor or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of the Transferred Interest at the Eurodollar Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of such Bank Investor to fund its purchase or maintenance of the Transferred Interest at the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain the Transferred Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Person shall determine that it may not lawfully continue to maintain the Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Person's share of the Net Investment allocated to such Tranche Period shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

               SECTION 2.4. DISCOUNT, FEES AND OTHER COSTS AND EXPENSES. Notwithstanding the limitation on recourse under Section 2.1, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount (including Discount due to the Company or any Bank Investor), all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fee. On the last day of each Tranche Period the Transferor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Transferred Interest is held on behalf of the Company, an amount equal to the discount accrued on the Company's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer. The Transferor shall pay to the Administrative Agent, on each day on which Commercial Paper is issued by the Company, the Dealer Fee. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

               SECTION 2.5. NON-LIQUIDATION SETTLEMENT AND REINVESTMENT PROCEDURES. On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Master Servicer shall out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Agent, on behalf of the Company or the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12) an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 to the Transferor, for the benefit of the Agent, on behalf of the Company or the Bank Investors, as applicable, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(d). On the last day of each Tranche Period, from the amounts set aside as described in clause (a) of the first sentence of this Section 2.5, the Master Servicer shall deposit to the Agent's account for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche

Period and shall deposit to its account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; PROVIDED that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts ratably (based on the amounts owing to each such Person) to all such Persons entitled to payment thereof. In addition, the Master Servicer shall remit to the Transferor such portion of Collections not allocated to the Agent, on behalf of the Company and the Bank Investors, as applicable, and the Bank Investors, as applicable, in accordance with Section 6.2(b).

                   (b) In lieu of applying Collections in accordance with
Section 2.5(a)(ii), the Master Servicer shall pay, upon two Business Days' written irrevocable notice to the Agent and telephonic acknowledgement of receipt thereof by the Agent, on behalf of the Company and the Bank Investors, as applicable, which acknowledgement the Agent, on behalf of the Company and the Bank Investors, as applicable, agrees to promptly deliver following receipt of such notice from the Master Servicer, such remaining Collections to the Agent, on behalf of the Company and the Bank Investors, as applicable, to reduce the Net Investment of Tranche Periods selected by the Agent, on behalf of the Company and the Bank Investors, as applicable. Each reduction of the Net Investment shall be in an amount equal to the lesser of a whole multiple of $1 million and the Net Investment. No CD Tranche, CP Tranche or Eurodollar Tranche shall be reduced on any day other than the last day of the related Tranche Period. Unless otherwise agreed to by the Agent, on behalf of the Company and the Bank Investors, as applicable, the Transferor may not request a reduction in the Net Investment more than once in any fiscal month.

               SECTION 2.6. LIQUIDATION SETTLEMENT PROCEDURES. If on the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied to the reduction of the Net Investment of Tranche Periods selected by the Agent. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Master Servicer shall set aside and hold in trust for the Agent, on behalf of the Company or the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12) the Percentage Factor of all Collections received on such day. On the Termination Date or the day on which a Potential Termination Event occurs, the Master Servicer shall deposit to the Agent's account for the benefit of the Company or the Bank Investors, as applicable, any remaining amounts set aside pursuant to Section 2.5(a)(i) above. On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Potential Termination Event, the Master Servicer shall deposit to the Agent's account for the benefit of the Company or the Bank Investors, as applicable, the amounts set aside pursuant to the second preceding sentence, together with any remaining amounts set aside pursuant to Section 2.5(a)(i) prior to the Termination Date or the day on which a Potential

Termination Event occurs but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) the aggregate of all other amounts then owed (whether due or accrued) hereunder by Transferor to the Agent, on behalf of the Company or the Bank Investors, as applicable. On such day, the Master Servicer shall deposit to the Agent's account, from the amounts set aside for the Company and the Bank Investors pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Master Servicer to distribute funds in payment in full of the aforementioned amounts, the Master Servicer shall distribute funds (i) FIRST, in payment of the accrued Discount for each such Tranche, (ii) SECOND, in payment of all fees and expenses payable to the Agent, on behalf of the Company and the Bank Investors, as applicable hereunder, (iii) THIRD, if the Transferor is not the Master Servicer, to the Master Servicer's account, in payment of the Servicing Fee payable to the Master Servicer, (iv) FOURTH, in reduction of the Net Investment allocated to each such Tranche Period, (v) FIFTH, in payment of all other amounts payable to the Agent, on behalf of the Company and the Bank Investors, as applicable, and (vi) SIXTH, if the Transferor is the Master Servicer, to its account as Master Servicer, in payment of the Servicing Fee payable to the Transferor as Master Servicer. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company or the Bank Investors entitled thereto as set forth above; PROVIDED that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof. Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Master Servicer shall recompute the Percentage Factor, (ii) the Agent, on behalf of the Company and the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor all of the Agent's right, title and interest in and to the Receivables (including the Transferred Interest), (iii) the Master Servicer shall pay to the Transferor any remaining Collections set aside and held by the Master Servicer pursuant to the third sentence of this Section 2.6 and (iv) the Agent, on behalf of the Company and the Bank Investors shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Agent's interest in the Receivables. Any such documents shall be prepared by or on behalf of the Transferor.

               SECTION 2.7. FEES. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

                   (a) On the last day of each month, to the Company, the Program Fee and to the Agent, the Facility Fee;

                   (b) On the date of execution hereof, to Bank of America, the Amendment Fee; and

                   (c)     Such other fees as are set forth in the Fee Letter.

               SECTION 2.8. PROTECTION OF OWNERSHIP INTEREST OF THE AGENT, THE COMPANY AND THE BANK INVESTORS. The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take, and cause the Sellers to take, all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Transferor will, upon the request of the Agent, the Company or the Bank Investors, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.6 hereof) as may be requested by the Agent, the Company or any of the Bank Investors and mark its master data processing records and other documents with a legend describing the purchase by the Agent, for the benefit of the Company and the Bank Investors of the Transferred Interest. The Transferor shall, upon request of the Agent, the Company or any of the Bank Investors, obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall neither change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York, California, Minnesota and Washington) nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty
(30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest and all of the Transferor's right, title and interest in and to the Receivables Purchase Agreements, or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

                   (b) The Master Servicer shall instruct, or cause the Sellers to instruct, all Obligors to cause all Collections on the Receivables to be deposited directly to an Account. Any Account maintained by an Account Bank pursuant to the related Account Agreement shall be under the ownership and control of the Agent which is hereby granted to the Agent by the Transferor. The Master Servicer shall be permitted to give instructions to the Account Banks for so long as no Termination Event has occurred hereunder. The Master Servicer shall not add any bank as an Account Bank to those listed on Exhibit C unless such bank has entered into an Account Agreement. The Master Servicer shall not terminate any bank as an Account Bank unless the Agent shall have received fifteen (15) days' prior notice of such termination. The Transferor and the Master Servicer shall remit any Collections received by it immediately, but in any event within forty-eight
(48) hours of receipt, to an Account.

               SECTION 2.9. DEEMED COLLECTIONS; APPLICATION OF PAYMENTS. If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective,

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

rejected or returned goods or services, any cash discount, credit, rebate, allowance or other dilution factor, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction or cancellation (any such reduction or cancellation, an "ADJUSTMENT") and the Transferor shall on such day pay, if and only to the extent that the failure to pay such amount would result in the Percentage Factor exceeding the Maximum Percentage Factor, to the Master Servicer an amount equal to such reduction or cancellation and such amount shall be applied by the Master Servicer as a Collection in accordance with Section 2.5 or 2.6, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Agent.

                   (b) If on any day any of the representations or warranties in Article III is no longer true with respect to a Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay, if and only to the extent that the failure to pay such amount would result in the Percentage Factor exceeding the Maximum Percentage Factor, to the Master Servicer an amount equal to the aggregate Percentage Factor of the Outstanding Balance of such Receivable and such amount shall be allocated to the Company and applied by the Master Servicer as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Agent. The Agent shall automatically and without further action (including, without limitation, the filing of any notice or UCC termination statement) be deemed to transfer, assign and otherwise convey to the Transferor, free and clear of any Adverse Claim created by the Agent but otherwise without recourse, representation or warranty, all right, title and interest of the Agent, on behalf of the Company and the Bank Investors, as applicable, in and to such Receivable and all Related Security with respect thereto and all proceeds thereof.

                   (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

               SECTION 2.10. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Transferor or the Master Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent (whether on behalf of the Company or any Bank Investor or otherwise) they shall be paid or deposited in the account indicated in Section 10.3, until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due to the Agent, for the benefit of the Company and the Bank Investors hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder to the Agent, for the benefit of the Company and the Bank Investors, the Liquidity Provider or the Credit Support Provider shall be binding absent manifest error.

               SECTION 2.11. REPORTS. On or before the twentieth (20th) Business Day of each fiscal month and on or before the first Business Day of each calendar week starting or ending in the months of July or August, the Master Servicer shall prepare and forward to the Agent (i) an Investor Report as of the end of the last day of the immediately preceding fiscal month, or as of the end of the last day of the immediately preceding calendar week, as applicable, (ii) if requested by the Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Agent may reasonably request.

               SECTION 2.12. COLLECTION ACCOUNT. There shall be established on the day of the initial Incremental Transfer hereunder and maintained with the Agent, a segregated account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. The Master Servicer shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables; PROVIDED, HOWEVER, that the Master Servicer shall be permitted to make payments to the Agent, on behalf of the Company and the Bank Investors on the last day of each Tranche Period instead of depositing funds into the Collection Account on a daily basis for so long as, and only for so long as no Termination Event has occurred hereunder. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent, in the name of the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each fiscal month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) to the Agent, on behalf of the Company and the Bank Investors. On the date on which the Net Investment is zero and all amounts payable hereunder have been paid to the Agent, on behalf of the Company and the Bank Investors, any funds remaining on deposit in the Collection Account shall be paid to the Transferor. Initially, the Collection Account will be maintained with Bank of America, N.A., for the account of EFC/K2 INC., ABA 053000196, Account No. 653034652.

               SECTION 2.13. TAXES. All payments made hereunder by the Transferor, a Seller or the Master Servicer (each, a "PAYOR") to the Company, any Bank Investor or the Agent (each, a "RECIPIENT") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "TAXES"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts

("EXCLUDED TAXES"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

                   (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                   (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                   (c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

                  If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

                                 ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

               SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor represents and warrants to the Agent, the Company and the Bank Investors that:

                   (a) CORPORATE EXISTENCE AND POWER. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

                   (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreements, the Fee Letter, the Certificate, the Transfer Certificate and each other document to be executed by the Transferor in connection therewith are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Transferor or result in the creation or imposition of any lien on assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8).

                   (c) BINDING EFFECT. Each of this Agreement, the Receivables Purchase Agreements, the Fee Letter, the Certificate, the Transfer Certificate, and each other document to be executed by the Transferor in connection therewith will constitute the legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                   (d) PERFECTION. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the interest of the Agent on behalf of the Company and the Bank Investors in the Transferred Interest and its right, title and interest in and to the Receivables Purchase Agreements against all creditors of and purchasers from the Transferor will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                   (e) ACCURACY OF INFORMATION. All information heretofore furnished by or on behalf of the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 and the Transferor's financial statements) to the Company, any Bank Investor, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company, any Bank Investor, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified, except to the extent any untrue statement in information furnished by or on behalf of the Transferor prior to the Closing Date was subsequently corrected in a writing actually received by the Company, such Bank Investors and the Agent and the Collateral Agent no later than two Business Days prior to the Closing Date.

                   (f) TAX STATUS. The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                   (g) ACTION, SUITS. Except as set forth in Exhibit G, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of the Transferor and its Subsidiaries taken as a whole or materially adversely affect the ability of Transferor to perform its obligations under this Agreement or any of the Receivables Purchase Agreements.

                   (h) USE OF PROCEEDS. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                   (i) PLACE OF BUSINESS. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit H or such other locations notified to the Agent in accordance with
Section 2.8 in jurisdictions where all action required by Section 2.8 has been taken and completed.

                   (j) GOOD TITLE. Upon each Transfer and each recomputation of the Transferred Interest, the Agent shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

                   (k) TRADENAMES, ETC. As of the date hereof: (i) the Transferor's chief executive office is located at the address for notices set forth in Section 10.3 hereof; (ii) the Transferor has only the subsidiaries and divisions listed on Exhibit I hereto; and (iii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit I hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit I hereto.

                   (l) NATURE OF RECEIVABLES. Each Receivable is an Eligible Receivable and an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended.

                   (m) COVERAGE REQUIREMENT; AMOUNT OF RECEIVABLES. The Percentage Factor does not exceed the Maximum Percentage Factor. As of May 17, 1996, the aggregate Outstanding Balance of the K-2 Receivables in existence was $38,272,963.00 and the aggregate Outstanding Balance of the Shakespeare Receivables in existence was $44,560,111.00; as of February 29, 2000, the aggregate Outstanding Balance of the Stearns Receivables in existence was $14,640,399.09 and the Net Receivable Balance was $10,718,057.41.

                   (n) CREDIT AND COLLECTION POLICIES. Since November 9, 1995, November 15, 1995 and February 25, 1999, there have been no material changes in the Credit and Collection Policies of K-2, Shakespeare or Stearns, respectively; since such respective dates, no material adverse change has occurred in the overall rate of collection of the Receivables.

                   (o) COLLECTIONS AND SERVICING. Since November 9, 1995, November 15, 1995 and September 1, 1999, there has been no material adverse change in the ability of K-2, Shakespeare or Stearns, respectively, to service and collect the Receivables.

                   (p) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                   (q) NOT AN INVESTMENT COMPANY. The Transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                   (r) ERISA. The Transferor is in compliance in all material respects with ERISA and there is no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                   (s) ACCOUNTS. The names and addresses of all the Account Banks, together with the account numbers of the Accounts at such Account Banks, are specified in Exhibit C hereto (or at such other Account Banks and/or with such other Accounts as have been notified to the Agent and for which Account Agreements have been executed in accordance with Section 2.8(b) and delivered to the Agent). All Obligors have been instructed to make payment to an Account and only Collections are deposited into the Accounts.

                   (t) BULK SALES. No transaction contemplated hereby or by the Receivables Purchase Agreements requires compliance with any bulk sales act or similar law.

                  Any document, instrument, certificate or notice delivered to the Agent on behalf of the Company and the Bank Investors hereunder shall be deemed a representation and warranty by the Transferor.

               SECTION 3.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY THE TRANSFEROR. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5, shall be deemed to have certified that all representations and warranties described in Section
3.1 are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Incremental Transfer, the Master Servicer shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Investor Report dated within five days prior to the date of such Incremental Transfer, together with a listing by Obligor, if requested, and such additional information as may be reasonably requested by the Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

               SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER. The Master Servicer represents and warrants to the Agent, the Company and the Bank Investors that:

                   (a) CORPORATE EXISTENCE AND POWER. The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted and the Master Servicer is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.

                   (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Master Servicer of this Agreement, the Fee Letter, the Sub-Servicing Agreement and each other document to be executed by the Master Servicer in connection therewith are within the Master Servicer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the charter or bylaws of the Master Servicer or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Master Servicer or result in the creation or imposition of any Adverse Claim on the assets of the Master Servicer or any of its Subsidiaries.

                   (c) BINDING EFFECT. This Agreement, the Fee Letter, the Sub-Servicing Agreement and each other document to be executed by the Master Servicer in connection therewith has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Master Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                   (d) ACCURACY OF INFORMATION. All information heretofore furnished by the Master Servicer to the Agent, the Company, any Bank Investor or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Master Servicer to the Agent, the Company, any Bank Investor or the Administrative Agent will be complete and accurate as of such date in every material respect, on the date such information is stated or certified.

                   (e) ACTION, SUITS. There are no actions, suits or proceedings pending, or to the knowledge of the Master Servicer threatened, against or affecting the Master Servicer or any Subsidiary of the Master Servicer or their respective properties, in or before any court, arbitrator or other, which may materially adversely affect the financial condition of the Master Servicer and its Subsidiaries taken as a whole or materially adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

                   (f) NATURE OF RECEIVABLES. Each Receivable is an Eligible Receivable and an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended.

                   (g) AMOUNT OF RECEIVABLES. As of February 29, 2000, the aggregate outstanding balance of the Receivables in existence was $110,604,126.09 and the Net Receivables Balance was $88,022,940.33.

                   (h)            [Reserved]

                   (i) COLLECTIONS AND SERVICING. Since September 1, 1999, there has been no material adverse change in the ability of the Master Servicer to service and collect the Receivables.

                   (j) NOT AN INVESTMENT COMPANY OR A HOLDING COMPANY. The Master Servicer is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act. The Master Servicer is not a "holding company," or a subsidiary or affiliate of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                   (k) ACCOUNTS. The names and addresses of all the Account Banks, together with the account numbers of the Accounts at such Account Banks, are specified in Exhibit C hereto (or at such other Account Banks and/or with such other Accounts as will have been notified to the Transferor and the Agent and for which Account Agreements will have been executed in accordance with Section 2.8(b) hereof and delivered to the Agent). All Obligors have been instructed to make payment to an Account and only Collections are deposited into the Accounts.

                   (l) YEAR 2000 COMPLIANCE. The Master Servicer completed its remediation and testing of systems. As a result of those planning and implementation efforts, the Master Servicer experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date change. The Master Servicer is not aware of any material problems resulting from Year 2000 issues, either with its products, its internal systems, or the products and services of third parties.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

               SECTION 4.1. CONDITIONS TO CLOSING. On or prior to the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:

                   (a) A copy of the Resolutions of the Board of Directors of the Transferor certified by its Secretary approving this Agreement, the Receivables Purchase Agreements and the other documents to be delivered by the Transferor hereunder.

                   (b) The Articles of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation, amended to include provisions relating to an independent director.

                   (c) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement.

                   (d) A Certificate of the Secretary of the Transferor certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement, the Receivables Purchase Agreements, the Certificate, the Transfer Certificate, the Sub-Servicing Agreement, the Fee Letter and any other documents to be delivered by it hereunder and (ii) that attached thereto is a true, correct and complete copy of the Transferor's By-Laws, amended to include provisions relating to the independent director.

                   (e) Copies of financing statements (Form UCC-3), dated a date reasonably near to the Closing Date, amending the UCC-1 financing statements naming the Transferor as the debtor/seller and the Company as the secured party/purchaser and showing the Agent for the benefit of the Company and the Bank Investors as assignee of the secured party, to include Stearns Receivables in the description of the collateral and to change the name and agency status of the assignee.

                   (f) Copies of financing statements (Form UCC-3), dated a date reasonably near to the Closing Date, amending all UCC-1 financing statements naming NationsBank as Collateral Agent, as the secured party/purchaser to change the name and agency status of the secured party.

                   (g) A copy of the Resolutions of the Board of Directors of the Master Servicer certified by its Secretary approving this Agreement and the other documents to be delivered by the Master Servicer hereunder.

                   (h) A Certificate of the Secretary of the Master Servicer certifying that (i) the names and signatures of the officers authorized on its behalf to execute this Agreement, the Fee Letter and any other documents to be delivered by it and (ii) since May 21, 1996, there have been no changes to the Certificate of Incorporation and the By-Laws of the Master Servicer.

                   (i) A Good Standing Certificate for the Master Servicer issued by the Secretary of State or a similar official of the Master Servicer's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement.

                   (j) A copy of the Resolutions of the Board of Directors of K-2 certified by its Secretary approving the K-2 Receivables Purchase Agreement and the other documents to be delivered by K-2 thereunder.

                   (k) A Certificate of the Secretary of K-2 certifying the names and signatures of the officers authorized on its behalf to execute the K-2 Receivables Purchase Agreement and any other documents to be delivered by it thereunder.

                   (l) A copy of the Resolutions of the Board of Directors of Shakespeare certified by its Secretary approving the Shakespeare Receivables Purchase Agreement and the other documents to be delivered by the Shakespeare thereunder.

                   (m) A Certificate of the Secretary of Shakespeare certifying the names and signatures of the officers authorized on its behalf to execute the Shakespeare Receivables Purchase Agreement and any other documents to be delivered by it thereunder.

                   (n) A copy of the Resolutions of the Board of Directors of Stearns certified by its Secretary approving the Stearns Receivables Purchase Agreement and the other documents to be delivered by Stearns thereunder.

                   (o) The Articles of Incorporation of Stearns certified by the Secretary of State or other similar official of Stearns' jurisdiction of incorporation.

                   (p) A Good Standing Certificate for Stearns issued by the Secretary of State or a similar official of the Stearns' jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement.

                   (q) A Certificate of the Secretary of Stearns certifying
(i) the names and signatures of the officers authorized on its behalf to execute the Stearns Receivables Purchase Agreement and any other documents to be delivered by it thereunder and (ii) that attached thereto is a true, correct and complete copy of Stearns' By-Laws.

                   (r) Copies of financing statements (Form UCC-1), dated a date reasonably near to the Closing Date naming Stearns as the debtor/seller and the Transferor as the secured party/purchaser and showing the Agent for the benefit of the Company and the Bank Investors as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's ownership interest in all Stearns Receivables.

                   (s) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the Closing Date listing all effective financing statements which name Stearns (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (p) above together with copies of such financing statements (none of which shall cover any Stearns Receivables or Contracts).

                   (t) Search reports for the Transferor, the Master Servicer, K-2 and Shakespeare as the Agent may reasonably request.

                   (u)  Executed copy of the Account Agreement for Stearns.

                   (v) Letters of Amendment of Account Agreements for K-2 and Shakespeare, to change the name and agency status of the agent.

                   (w) Opinion of Gibson, Dunn & Crutcher LLP, counsel to the Transferor and to the Master Servicer, as to general corporate matters under the laws of Delaware.

                   (x) Opinion of Gibson, Dunn & Crutcher LLP as to true sale and non-consolidation with respect to Stearns.

                   (y) Opinion of Moss & Barnett, Minnesota counsel to Stearns, as to general corporate matters and UCC matters.

                   (z) A computer tape setting forth all Stearns Receivables and the Outstanding Balances thereof and such other information as the Agent may reasonably request.

                   (aa)  An executed copy of the Fee Letter.

                   (bb) An executed copy of the Certificate, duly executed by the Transferor.

                   (cc) An executed copy of the Transfer Certificate, duly executed by the Transferor.

                   (dd) An executed copy of the Transfer Certificate (as such term is defined in the K-2 Receivables Purchase Agreement), duly executed by K-2.

                   (ee) An executed copy of the Transfer Certificate (as such term is defined in the Shakespeare Receivables Purchase Agreement), duly executed by Shakespeare.

                   (ff) An executed copy of the Transfer Certificate (as such term is defined in the Stearns Receivables Purchase Agreement), duly executed by Stearns.

                   (gg) An executed copy of the Shakespeare Subordinated Note (as such term is defined in the Shakespeare Receivables Purchase Agreement, duly executed by Shakespeare).

                   (hh) An executed copy of the K-2 Subordinated Note (as such term is defined in the K-2 Receivables Purchase Agreement), duly executed by K-2).

                   (ii) An executed copy of the Stearns Subordinated Note (as such term is defined in the Stearns Receivables Purchase Agreement), duly executed by Stearns.

                   (jj) The Amendment Fee payable in accordance with Section 2.7(b).

                   (kk)            [Reserved]

                   (ll) All necessary consents and approvals (including, without limitation, consents required pursuant to the Credit Agreement, dated as of May 21, 1996, among K2 Inc., certain financial institutions and Bank of America, National Association (successor by merger to Bank of America National Trust and Savings Association) and the Note Purchase Agreements dated as of October 15, 1992 to which K2 Inc. is a party).

                   (mm) (i) The K-2 Receivables Purchase Agreement, duly executed by K-2 and the Transferor (ii) the Shakespeare Receivables Purchase Agreement duly executed by Shakespeare and the Transferor, and (iii) the Stearns Receivables purchase Agreement duly executed by Stearns and the Transferor.

                   (nn) The Sub-Servicing Agreement duty executed by the Master Servicer, K-2, Shakespeare and Stearns.

                   (oo) Such other documents as the Company shall reasonably request.

               SECTION 4.2. OTHER CONDITIONS TO CLOSING. On or prior to the date of execution hereof, the Transferor shall have adopted the Credit and Collection Policies as its own with respect to the Receivables purchased pursuant to the Receivables Purchase Agreements, and shall have delivered copies of each such Credit and Collection Policy to the Agent.

                                    ARTICLEV

                                   COVENANTS

               SECTION 5.1. AFFIRMATIVE COVENANTS OF TRANSFEROR. At all times from the date hereof to the later to occur of (i) the Termination Date or
(ii) the date on which the Transferred Interest shall be equal to zero, unless the Agent shall otherwise consent in writing:

                   (a) FINANCIAL REPORTING. The Transferor will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

                   (i) ANNUAL REPORTING. Within 105 days after the close of each of its fiscal years, financial statements, prepared in accordance with generally accepted accounting principles, for itself, including a balance sheet as of the end of such period and related statements of operations, shareholder's equity and cash flows, all certified by its chief financial officer.

                   (ii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate signed by its chief financial officer stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                   (iii) NOTICE OF TERMINATION EVENTS OR POTENTIAL TERMINATION EVENTS. As soon as possible and in any event within two
         (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                   (iv) REPORTS AND INFORMATION UNDER RECEIVABLES PURCHASE AGREEMENTS. Promptly upon receipt thereof by the Transferor, copies of all information, documents, notices and reports required to be provided under the Receivables Purchase Agreements.

                   (v)  CHANGE IN ACCOUNTANTS OR ACCOUNTING  POLICY.
         Promptly, notice of any change in the accountants or accounting policy of the Transferor.


                   (vi)  OTHER INFORMATION.  Such other information
         (including non-financial information) as the Agent may from time to time reasonably request.

                   (vii) CONDUCT OF BUSINESS. The Transferor's business shall be limited to (i) purchasing Transferred Interests under the Receivables Purchase Agreements, (ii) selling Receivables, Related Security and Collections under this Agreement and (iii) all activities incidental thereto. The Transferor will, and will cause each of its Subsidiaries to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                   (b) COMPLIANCE WITH LAWS. The Transferor will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                   (c) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. The Transferor will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will at any time and from time to time during regular business hours, upon reasonable advance notice to the Transferor, permit the Agent, or its agents or representatives,
(i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's performance hereunder with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters.

                   (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                   (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. The Transferor, at its expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

                   (f) CREDIT AND COLLECTION POLICIES. The Transferor will cause the Receivables to comply in all material respects with the Credit and Collection Policies and the related Contracts.

                   (g) COLLECTIONS. The Transferor will cause Obligors to deposit all Collections directly to an Account.

                   (h) COLLECTIONS RECEIVED. The Transferor shall hold in trust, and deposit, immediately, but in any event not later than forty-eight
(48) hours of its receipt thereof, to an Account all Collections received from time to time by the Transferor (including without limitation all Collections deemed to have been received by the Transferor under Section 2.9).

                   (i) SALE TREATMENT. The Transferor shall report (other than for tax purposes) the transactions contemplated by the Agreement on its financial statements as a sale of the Transferred Interest to the Agent on behalf of the Company or the Bank Investors, as applicable.

                   (j)           Reserved.

                   (k) SEPARATENESS COVENANTS. The Transferor shall do all things necessary to maintain its existence and keep its operations separate and apart from each Seller and the Master Servicer, including, without limitation:

                       (A) practicing and adhering to corporate formalities, such as maintaining appropriate books and records;

                       (B) refraining from (1) guaranteeing or otherwise becoming liable for any obligations of any Seller or the Master Servicer, (2) having obligations guaranteed by any Seller or the Master Servicer, and (3) holding itself out as responsible for debts of any Seller or the Master Servicer or for decisions or actions with respect to the affairs of any Seller or the Master Servicer;

                        (C) maintaining all of its deposit and other bank accounts and all of its assets separate from those of each Seller and the Master Servicer;

                        (D) maintaining all of its financial
records  separate and apart from those of each Seller and the Master Servicer;

                        (E) reimbursing each Seller or the Master Servicer, as the case may be, out of the Transferor's own funds for any services provided to the Transferor by employees, officers, consultants, and agents of such Seller or the Master Servicer, as the case may be;

                        (F) maintaining office space separate and apart from that of each Seller and Master Servicer or allocating fairly and reasonably any overhead for shared office space;

                        (G) maintaining a telephone number separate from each Seller's or the Master Servicer's telephone number that will not be answered in the name of any Seller or the Master Servicer;

                        (H) accounting for and managing all of its liabilities separately from each Seller and the Master Servicer, including, without limitation, payment directly by the Transferor of all payroll, accounting and other administrative expenses and taxes;

                        (I) allocating, on an arm's-length basis, all corporate operating services, leases and expenses shared between the Transferor, any Seller and the Master Servicer including, without limitation, those associated with the services of shared consultants and agents and shared computer equipment and software;

                        (J) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving any Seller or the Master Servicer to substantively consolidate the assets and liabilities of such Seller or the Master Servicer with the assets and liabilities of another Seller or the Master Servicer;

                        (K) maintaining adequate capitalization in light of its business and purpose;

                        (L) refraining from commingling assets with those of any Seller or the Master Servicer;

                        (M) refraining from acquiring obligations or securities of any Seller or the Master Servicer;

                        (N) using separate stationery, invoices, and checks from any Seller or the Master Servicer;

                        (O) correcting any known misunderstanding regarding the separate identity of each Seller and the Master Servicer; and

                        (P) having at all times at least one member of its board of directors which is not and has never been an employee, officer or director of any Seller or the Master Servicer or any affiliate of any Seller or the Master Servicer or of any creditor of any Seller or the Master Servicer or any Affiliate thereof, who is familiar and has experience with asset securitization.

                   (l) AMENDMENT OF SUBORDINATED NOTES AND ARTICLES OF INCORPORATION. The Transferor shall not amend its Articles of Incorporation, the K-2 Subordinated Note, the Shakespeare Subordinated Note or the Stearns Subordinated Note without the prior written consent of the Agent.

               SECTION 5.2. NEGATIVE COVENANTS OF TRANSFEROR. At all times from the date hereof to the later to occur of (i) the Termination Date or
(ii) the date on which the Transferred Interest shall be equal to zero, unless the Agent shall otherwise consent in writing:

                   (a) NO SALES, LIENS, ETC. Except as otherwise provided herein, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or upon or with respect to any account which concentrates in an Account Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                   (b) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2, the Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                   (c) NO CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICIES. The Transferor will not make any change (i) in the character of its business if such change would be reasonably likely to have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement, or (ii) except as required by applicable law, in the Credit and Collection Policies, if such change would, impair the collectibility of any Receivable.

                   (d) NO MERGERS, ETC. The Transferor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person.

                   (e) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Transferor will not add or terminate any bank as an Account Bank or any account as an Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Account, unless (i) such instructions are to deposit such payments to another existing Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received an Account

Agreement executed by each new Account Bank or an existing Account Bank with respect to each new Account, as applicable.

                   (f) DEPOSITS TO ACCOUNTS. The Transferor will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Account cash or cash proceeds other than Collections of Receivables.

                   (g) CHANGE OF NAME, ETC. The Transferor will not change its name, identity or structure or its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor delivers to the Agent (i) UCC financing statements, executed by the Transferor, necessary to reflect such change and to continue the perfection of the Agent's ownership interests or security interests in the Receivables and (ii) new or revised Account Agreements executed by the Account Banks which reflect such change and enable the Collateral Agent to continue to exercise its rights contained in Section 2.8.

                   (h) NO AMENDMENTS. The Transferor will not amend the Receivables Purchase Agreements, its by-laws or its articles of incorporation.

                   (i) NO OWNERSHIP OF STOCK. The Transferor will not own or control, directly or indirectly, any outstanding stock of any other Person.

                   (j) NO INDEBTEDNESS. Except as provided for in the Shakespeare Subordinated Note (as defined in the Shakespeare Receivables Purchase Agreement), the K-2 Subordinated Note (as defined in the K-2 Receivables Purchase Agreement) and the Stearns Subordinated Note (as defined in the Stearns Receivables Purchase Agreement) the Transferor will not create or permit to exist any Indebtedness.

               SECTION 5.3. FINANCIAL COVENANTS OF MASTER SERVICER. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Transferred Interest shall be equal to zero, unless the Agent shall otherwise consent in writing the Master Servicer shall comply at all times with the financial covenants set forth in Exhibit M hereto.

               SECTION 5.4. AFFIRMATIVE COVENANTS OF MASTER SERVICER. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Transferred Interest shall be equal to zero, unless the Agent shall otherwise consent in writing:

                   (a) FINANCIAL REPORTING. The Master Servicer will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

                   (i) ANNUAL REPORTING. Within 105 days after the close of each of its fiscal years, audited financial statements (except that the financial statements of the Transferor need not be audited), prepared in accordance with generally accepted accounting principles on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted accounting principles and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event under Section 5.3, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                   (ii) QUARTERLY REPORTING. Within 50 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                   (iii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate signed by its chief financial officer stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 5.3.

                   (iv) SHAREHOLDERS STATEMENTS AND REPORTS. Promptly upon the furnishing thereof to the shareholders of the Master Servicer, copies of all financial statements, reports and proxy statements so furnished.

                   (v) S.E.C. FILINGS. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Master Servicer or any Subsidiary files with the Securities and Exchange Commission.

                   (vi) NOTICE OF TERMINATION EVENTS OR POTENTIAL
         TERMINATION EVENTS. As soon as possible and in any event within two
         (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Master Servicer setting forth details of such Termination Event or Potential Termination Event and the action which the Master Servicer proposes to take with respect thereto.

                   (vii) CHANGE IN ACCOUNTANTS OR ACCOUNTING  POLICY.
         Promptly, notice of any change in the accountants or accounting policy of the Master Servicer.

                   (viii) OTHER INFORMATION. Such other information (including non-financial information) as the Agent may from time to time reasonably request.

                   (b) GOOD STANDING. The Master Servicer will, and will cause each of its Subsidiaries to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                   (c) COMPLIANCE WITH LAWS. The Master Servicer will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                   (d) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. The Master Servicer will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Master Servicer will at any time and from time to time during regular business hours, upon reasonable advance notice to the Master Servicer, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Master Servicer for the purpose of examining such Records, and to discuss matters relating to Receivables or the Master Servicer's performance hereunder with any of the officers, directors, employees or independent public accountants of the Master Servicer having knowledge of such matters.

                   (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Master Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Master Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                    (f) COLLECTIONS. The Master Servicer will cause all Obligors to deposit all Collections directly to an Account.

                    (g) COLLECTIONS RECEIVED. The Master Servicer shall hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to an Account all Collections received from time to time by the Master Servicer (including without limitation all Collections deemed to have been received by the Master Servicer under Section 2.9).

               SECTION 5.5. NEGATIVE COVENANTS OF MASTER SERVICER. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Transferred Interest shall be equal to zero, unless the Agent shall otherwise consent in writing:

                   (a) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2, the Master Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                   (b) NO MERGERS, ETC. The Master Servicer will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person.

                   (c) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Master Servicer will not add or terminate any bank as an Account Bank or any account as an Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Account, unless (i) such instructions are to deposit such payments to another existing Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received an Account Agreement executed by each new Account Bank or an existing Account Bank with respect to each new Account, as applicable.

                    (d) DEPOSITS TO ACCOUNTS. The Master Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Account cash or cash proceeds other than Collections of Receivables.

                                ARTICLE VI

                        ADMINISTRATION AND COLLECTIONS

               SECTION 6.1. APPOINTMENT OF MASTER SERVICER. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "MASTER SERVICER") so designated from time to time in accordance with this Section 6.1. Until the Company gives notice to K2 Inc. of the designation of a new Master Servicer, K2 Inc. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. The Master Servicer may perform its servicing duties and obligations hereunder either acting directly or through one or more sub-servicers; PROVIDED, HOWEVER, that the Master Servicer will remain primarily liable for the servicing of the Receivables and have the ultimate responsibility for ensuring that the sub-servicers perform their duties as such. The Agent may, and upon the direction of the Majority Investors, the Agent shall upon the occurrence of any Termination Event designate as Master Servicer any Person (including itself) to succeed K2 Inc. or any successor Master Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Master Servicer pursuant to the terms hereof. The Agent may notify any Obligor of the Transferred Interest.

               SECTION 6.2.     DUTIES OF MASTER SERVICER.

                  (a) The Master Servicer shall take all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. Each of the Transferor, the Company, the Agent and the Bank Investors hereby appoints as its agent the Master Servicer, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Receivables, the Related Security and the Contracts. To the extent permitted by applicable law, the Transferor hereby grants to any Master Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's name and on behalf of the Transferor necessary or desirable, in the reasonable determination of the Master Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Master Servicer shall set aside for the account of the Transferor and the Agent their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6. The Master Servicer shall segregate and deposit to the Agent's account for the benefit of the Company and the Bank Investors, the Agent's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Master Servicer may, in accordance with the Credit and Collection Policies, extend the maturity of Receivables, but not beyond forty five (45) days, and extend the maturity or adjust the Outstanding Balance of any Receivable as the Master Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable; PROVIDED, FURTHER, that no such extension or adjustment shall be made if such extension or adjustment would result in such Receivable being required to be paid more than 364 days from the original billing date therefor. The Transferor shall deliver to the Master Servicer and the Master Servicer shall hold in trust for the Transferor and the Agent, on behalf of the Company and the Bank Investors in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Master Servicer to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Master Servicer shall not make the Agent, the Company or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

                   (b) The Master Servicer shall hold for the benefit of the Transferor Collections received MINUS the Percentage Factor of such Collections. On the last day of each Tranche Period, the Master Servicer shall deduct from such Collections and pay to the Agent, on behalf of the Company and the Bank Investors in reduction of the Net Investment any amounts due under Section 2.9 hereof and unpaid from the Transferor and turn the remainder of such Collections over to the Transferor. In addition, the Master Servicer shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Obligor which is not a Receivable. If the Master Servicer is not K2 Inc. or the Transferor or an Affiliate thereof, the Master Servicer, by giving three Business Days' prior written notice to the Agent may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Master Servicer incurred in connection with the

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

performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent. The Master Servicer, if other than K2 Inc. or the Transferor or an Affiliate thereof, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                   (c) On or before 105 days after the end of each fiscal year of the Master Servicer, beginning with the fiscal year ending December 31, 1995, the Master Servicer shall cause a firm of independent public accountants (who may also render other services to the Master Servicer or the Transferor) to furnish a report to the Agent to the effect that they have (i) compared the information contained in the Investor Reports delivered during such fiscal year with the information contained in the Master Servicer's and the Sellers' records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Investor Reports reconciles with the information contained in the Master Servicer's and the Sellers' records and computer systems and (ii) verified that a random sample of the Receivables treated by the Master Servicer as Eligible Receivables in fact satisfied the requirements of clauses (ii), (v), (ix) and (xiv) of the definition thereof contained herein, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and
(b) such other exceptions as shall be set forth in such statement; PROVIDED, HOWEVER, that the Master Servicer's internal auditors may perform the verification specified in clause (ii) of this Section if such verification is confirmed by a firm of independent accountants.

                   (d) Notwithstanding anything to the contrary contained in this Article VI, the Master Servicer, if not K2 Inc., the Transferor or any Affiliate thereof, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not included in the Transferred Interest other than to deliver to the Transferor the Collections and documents with respect to any such Receivable as described in Section 6.2(b).

               SECTION 6.3. RIGHTS AFTER DESIGNATION OF NEW MASTER SERVICER. At any time following the designation of a Master Servicer (other than K2 Inc., the Transferor or any Affiliate thereof) pursuant to Section 6.1:

                   (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

                   (ii) The Transferor shall, at the Agent's request and at the Transferor's expense, give notice of the Agent's, the Company's and/or the Bank Investors' ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

                   (iii) The Transferor shall, at the Agent's request, (A) assemble all of the Records, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to

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

         the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                    (iv) The Transferor and K2 Inc. hereby authorize the Agent to take any and all steps in the Transferor's or K2 Inc.'s name and on behalf of the Transferor or K2 Inc. necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or K2 Inc.'s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

               SECTION 6.4. RESPONSIBILITIES OF THE TRANSFEROR. Anything herein to the contrary notwithstanding, the Transferor shall (i) perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and the exercise by the Agent, the Company and the Bank Investors of their rights hereunder shall not relieve the Transferor from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Transferor thereunder.

                                    ARTICLE VII

                                 TERMINATION EVENTS

               SECTION 7.1. TERMINATION EVENTS. The occurrence of any one or more of the following events shall constitute a Termination Event:

                   (a) either the Transferor or the Master Servicer shall fail to make any payment or deposit to be made by it hereunder when due or the Master Servicer shall fail to observe or perform any term, covenant or agreement on the Master Servicer's part to be performed under Section 2.8(b) hereof; or

                   (b) any representation, warranty, certification or statement made by the Transferor or the Master Servicer in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any respect when made or deemed made if such inaccuracy could have a material adverse effect on the Transferor's or the Master Servicer's ability to perform its obligations under this Agreement or impair the collectibility of any Receivable; or

                   (c) either the Transferor or the Master Servicer shall default in the performance of any payment or fail to perform or observe any term, covenant or agreement hereunder (other than those covered by clauses
(a) and (b) above) (i) to be performed or observed under Sections 5.1(a)(vi), 5.1(a)(vii), 5.1(b), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.2(a), (c), (d), (e),
(f) or (g), Section 5.3, Section 5.4(a)(vi), (b), (f) and (g), or Section 5.5 or (ii) to be performed or

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

observed under any other provision hereof and such default in the case of this clause (ii) shall continue for ten (10) days; or

                   (d) failure of the Master Servicer or Transferor or any of its Subsidiaries to pay when due any amounts due under any agreement under which any Indebtedness greater than $5 million is governed; or any Indebtedness greater than $5 million shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

                   (e) any Event of Bankruptcy shall occur with respect to the Transferor, the Master Servicer, any of the Sellers or any of their respective Subsidiaries; or

                   (f) the Transferor shall, for any reason, fail to have a valid ownership interest in the Receivables, or the Agent, on behalf of the Company and the Bank Investors shall, for any reason, fail to have a valid and perfected first priority security interest in the Receivables; or

                   (g) the Transferor or the Master Servicer shall enter into any transaction of merger whereby it is not the surviving entity; or

                   (h) there shall have occurred any material adverse change in the operations of K-2, Shakespeare or Stearns, since November 9, 1995, November 15, 1995 or September 1, 1999, respectively or any other event shall have occurred which materially affects the Transferor's or the Master Servicer's or any Seller's ability to either collect the Receivables or to perform under this Agreement; or

                   (i) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under its agreements with the Company; or

                   (j) the Commercial Paper issued by the Company shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's, unless such downgrading is the result of the Credit Support Provider being downgraded; or

                   (k) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment on the next day, bringing the Percentage Factor to less than or equal to 98% or the Percentage Factor equals or exceeds 100% at any time; or

                   (l) the Dilution Ratio for any month exceeds 5%; or

                   (m) the Loss to Liquidation Ratio for any month exceeds
5%; or

                   (n) the Delinquency Ratio for any month exceeds 12%; or



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

                   (o) the Transferor shall fail to comply with the covenant set forth in Section 5.1(k).

               SECTION 7.2. TERMINATION. (a) If a Termination Event occurs, the Agent may, or at the direction of the Majority Investors shall, by notice to the Transferor, declare all outstanding Tranche Periods to be ended and designate the Base Rate plus 2% to be applicable to the Net Investment; PROVIDED, HOWEVER, that if a Termination Event specified in Section 7.1(i) or
(j) occurs, the applicable rate shall be the Base Rate.

                   (b) In addition, if any Termination Event occurs the Agent shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the UCC by applicable law in respect thereto.

                                   ARTICLE VIII6

                      INDEMNIFICATION; EXPENSES; RELATED MATTERS

               SECTION 8.1. INDEMNITIES BY THE TRANSFEROR. Without limiting any other rights which they may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any permitted assigns and their respective officers, directors and employees (collectively, "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them in any action or proceeding between the Transferor or the Master Servicer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise, arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Transferred Interest excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or
(ii) recourse (expect as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                   (i) reliance on any representation or warranty made by the Transferor, the Master Servicer or any Seller (or any of their respective officers) under or in connection with this Agreement, any Investor Report, any Receivable Purchase Agreement or any other information or report delivered by the Transferor, the Master Servicer or any Seller pursuant hereto or thereto which shall have been false or incorrect in any material respect when made or deemed made;

                   (ii) the failure by the Transferor, the Master Servicer or any Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the

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

         related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                   (iii) the failure to vest and maintain vested in the Agent on behalf of the Company and the Bank Investors an undivided percentage ownership interest, to the extent of the Transferred Interest, in the Receivables included in the Transferred Interest, free and clear of any Adverse Claim;

                   (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable included in the Transferred Interest;

                   (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable included in the Transferred Interest (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (vi) any failure of the Master Servicer to perform its duties or obligations in accordance with the provisions of Article VI; or

                    (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

PROVIDED, HOWEVER, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and PROVIDED, FURTHER, that if such Indemnified Amounts are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Indemnified Amounts.

               SECTION 8.2. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                   (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                   (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables; or

                   (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interests or the Receivables,

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent for the benefit of such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                   (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent for the benefit of such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                   (c) The Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section. A notice by the Agent claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent may use any reasonable averaging and attributing methods.

                   (d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 ("SECTION
8.2 Costs") to the Transferor and each Other Transferor; PROVIDED, that if such Section 8.2 Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Section 8.2 Costs.

               SECTION 8.3. OTHER COSTS, EXPENSES AND RELATED MATTERS. The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, any Bank Investor and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors or the Agent) incurred by or on behalf of the Company, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and the transactions contemplated hereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (x) relating to any amendments, waivers or consents under this Agreement, (y) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's or their respective agents', enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (z) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement, excluding any dispute, audit, disagreement, litigation or preparation for litigation between the Company, any Bank Investor and/or the Agent, on the one hand, and the Liquidity Support Provider, the Credit Support Provider, the Collateral Agent or the holders of the Commercial Paper on the other (all of such amounts, collectively, "TRANSACTION COSTS").

                   (b) The Transferor shall pay the Agent, for the account of the Company and the Bank Investors on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.

               SECTION 8.4. RECONVEYANCE UNDER CERTAIN CIRCUMSTANCES. The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company and the Bank Investors of the Transferred Interest if the Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and the Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.

                                   ARTICLE IX

                           THE AGENT; BANK COMMITMENT

               SECTION 9.1. AUTHORIZATION AND ACTION. Each of the Company and each Bank Investor hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and such other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first sentence of
Section 9.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Company or any Bank Investor; (b) shall not be responsible to the Company or any Bank Investor for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by the Transferor, any Seller or the Master Servicer or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the Transferor, any Seller or the Master Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of the Transferor, any Seller or the Master Servicer or any of their Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

               SECTION 9.2. AGENT'S RELIANCE, ETC. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Transferor or the Master Servicer), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on the Company and all of the Bank Investors; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

               SECTION 9.3. TERMINATION EVENT OR POTENTIAL TERMINATION EVENT. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event unless the Agent has received written notice from the Company, a Bank Investor, the Transferor or the Master Servicer specifying such Potential Termination Event or Termination Event and stating that such notice is a "Notice of Termination Event or Potential Termination Event". In the event that the Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Company and the Bank Investors. The Agent shall (subject to Section 9.2 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Majority Investors, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable in the best interest of the Company and the Bank Investors.

               SECTION 9.4. RIGHTS AS BANK INVESTOR. With respect to its Commitment, Bank of America (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers hereunder as any other Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "Bank Investor" or "Bank Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to the Company or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Transferor and the Master Servicer or any of their Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from the Transferor and the Master Servicer or any of their Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Company or any Bank Investor.

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

              SECTION 9.5. INDEMNIFICATION OF THE AGENT. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Company or any Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document, PROVIDED that no Bank Investor shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. The agreements contained in this Section shall survive payment in full of the Net Investment and all other amounts payable under this Agreement.

               SECTION 9.6. NON-RELIANCE. Each of the Company and each Bank Investor agrees that it has, independently and without reliance on the Agent or the Company or any Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Receivables, the Transferor, the Master Servicer and their respective Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Company or any Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Company and the Bank Investors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Company or any Bank Investor with any credit or other information concerning the affairs, financial condition, or business of the Transferor or the Master Servicer or any of their Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

              SECTION 9.7. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Company, the Bank Investors and the Transferor. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Majority Investors and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the

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

acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

               SECTION 9.8. PAYMENTS BY THE AGENT. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

               SECTION 9.9. BANK INVESTORS' COMMITMENT; ASSIGNMENT TO BANK INVESTORS.

               SECTION 9.9.1. BANK INVESTORS' COMMITMENT. At any time on or prior to the Commitment Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require the Company to assign its interest in the Transferred Interest and the Net Investment in whole to the Bank Investors pursuant to this Section 9.9(a). In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event that results in the Termination Date (which, for purposes of this clause (i) only, shall include clauses (ii) and (iii) of the definition of "Termination Date") or (ii) the Company elects to give notice to the Transferor that the Company elects, in its sole discretion, to commence the amortization of the Net Investment funded by it or otherwise liquidate its interest in the Transferred Interest, the Transferor hereby requests and directs that the Company assign, and the Company does hereby assign, its interest in the Transferred Interest and the Net Investment in whole to the Bank Investors pursuant to this Section 9.9(a) and the Bank Investors hereby accept such assignment. The Transferor hereby agrees to pay the amounts described in Section 9.9(c) below. No further documentation or action on the part of the Company shall be required to exercise the rights set forth in the immediately preceding sentence, other than, in the case of clause (i) of such sentence, receipt of notice by the Bank Investors from the Agent that a Termination Date has occurred or, in the case of clause (ii) of such sentence, the giving of the notice set forth in such clause and the delivery by the Agent of a copy of such notice to each Bank Investor (the date of the receipt of a notice referred to in such clauses being the "EFFECTIVE DATE"). Each Bank Investor hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Effective Date to the Company in immediately available funds to an account designated by the Agent. Upon payment of its Assignment Amount, each Bank Investor shall acquire its Pro Rata

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

Share of the Transferred Interest and the Net Investment and shall assume its respective portion of the Company's obligations hereunder, and the Company shall be released from such portion of such obligations. If, by 2:00 P.M. (New York time) on the Effective Date, one or more Bank Investors (each, a "DEFAULTING BANK INVESTOR", and each Bank Investor other than any Defaulting Bank Investor being referred to as a "NON-DEFAULTING BANK INVESTOR") fails to pay its Assignment Amount (the aggregate amount not so made available to the Company being herein called the "ASSIGNMENT AMOUNT DEFICIT"), then the Agent shall, by no later than 2:30 P.M. (New York time) on the Effective Date, instruct each Non-Defaulting Bank Investor to pay, by no later than 3:00 P.M. (New York time) on the Effective Date, in immediately available funds, to the account designated by the Company, an amount equal to the lesser of (x) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Assignment Amount Deficit and (y) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon demand, pay to the Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of "Base Rate" plus two percent (2%). In addition, if, after giving effect to the provisions of the immediately preceding sentence, any Assignment Amount Deficit continues to exist, each such Defaulting Bank Investor shall pay interest to the Agent on such Defaulting Bank Investor's portion of such remaining Assignment Amount Deficit, at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of "Base Rate" plus two percent (2%), for each day from the Effective Date until the date such Defaulting Bank Investor shall pay its portion of such remaining Assignment Amount Deficit in full to the Company. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Incremental Transfers hereunder.

                   (b) ASSIGNMENT BY A BANK INVESTOR.

                   (i) No Bank Investor may assign all or any portion of its Commitment or interest in the Transferred Interest or Net Investment and its rights and obligations hereunder to any Person unless approved in writing by the Administrative Agent, on behalf of the Company, PROVIDED, HOWEVER, that, for the avoidance of doubt, such consent shall not be required in the case of a sale of a participation interest that does not affect the rights or obligations of such Bank Investor hereunder. In connection with any such assignment by a Bank Investor to another Person (A) the Administrative Agent shall deliver to the Master Servicer a notice listing the assignee and such assignee's Commitment and (B) the assignor shall deliver to the assignee an Assignment and Assumption Agreement, duly executed, assigning to such assignee all or any portion of (x) such assignor's Commitment and other obligations hereunder and
      (y) such assignor's pro rata interest in the Transferred Interest and Net Investment and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in

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

         order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such assignor's Commitment and interest in the Transferred Interest and Net Investment for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment hereunder which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Transferred Interest and the Net Investment which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. All reasonable actual costs and expenses of the Agent incurred in connection with any assignment hereunder shall be borne by the Transferor. No Bank Investor shall enter into any Assignment and Assumption Agreement hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.



                   (ii) By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, any Seller or the Master Servicer or the performance or observance by the Transferor, any Seller or the Master Servicer of any of their respective obligations under this Agreement, the Receivables Purchase Agreements, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreements, and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest;
         (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents;
         (v) such



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

         assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

                   (c) TRANSFEROR'S OBLIGATION TO PAY CERTAIN AMOUNTS; ADDITIONAL ASSIGNMENT AMOUNT. The Transferor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to Section 9.9(a), an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment). If the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                   (d) ADMINISTRATION OF AGREEMENT AFTER ASSIGNMENT BY COMPANY TO BANK INVESTORS. After any assignment by the Company to the Bank Investors pursuant to Section 9.9(a) (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                   (e) PAYMENTS AFTER ASSIGNMENT BY COMPANY TO BANK INVESTORS. After any assignment by the Company to the Bank Investors pursuant to Section 9.9(a), all payments to be made hereunder by the Transferor or the Master Servicer to the Company shall be made to the Agent's account as such account shall have been notified to the Transferor and the Master Servicer. In the event that the aggregate of the Assignment Amounts paid by the Bank Investors pursuant to Section 9.9(a) is less than the Net Investment of the Company on the date of such assignment, then to the extent payments made hereunder in respect of the Net Investment exceed the aggregate of the Assignment Amounts, such excess shall be remitted by the Agent to the Collateral Agent.

                   (f) DOWNGRADE OF BANK INVESTOR. If at any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to Section 9.9(a), the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's

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

or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Company and the Agent). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Company and the Agent). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to pay to the Agent an amount equal to such Bank Investor's Commitment for deposit by the Agent into an account, in the name of the Agent, which shall be in satisfaction of such Bank Investor's obligations to make Incremental Transfers and to pay its Assignment Amount upon an assignment from the Company in accordance with Section 9.9(a) hereof. The amount on deposit in such account shall be invested by the Agent in Eligible Investments and such Eligible Investments shall be selected by the Agent in its sole discretion. The Agent shall remit to such Bank Investor, monthly, the income thereon. Nothing in the three preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or the Company or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

                                  ARTICLE X

                                MISCELLANEOUS

               SECTION 10.1. TERM OF AGREEMENT. This Agreement shall terminate following the Termination Date when the Net Investment has been reduced to zero, all accrued Discount has been paid in full and all other Aggregate Unpaids have been paid in full; PROVIDED, HOWEVER, that (i) the rights and remedies of the Agent, the Company, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor or the Master Servicer pursuant to this Agreement or any Seller in a Receivables Purchase Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 10.9, shall be continuing and shall survive any termination of this Agreement.

               SECTION 10.2. WAIVERS; AMENDMENTS. No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall

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

 be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor, the Master Servicer, the Company and the Majority Investors (and, if Article IX or the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments of Bank Investors which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent except as specifically permitted by the Transaction Documents or
(vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

               SECTION 10.3. NOTICES; TERMINATION AND EXTENSION. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, or (iii) if given by any other means, when received at the address specified in this Section. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Agent to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Agent in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Agent , the records of the Agent shall govern absent manifest error.

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

                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Global Securitization Services, LLC
                           114 West 47th Street, Suite 1715
                           New York, New York  10036
                           Attention:  Kevin Burns
                           Telephone:  (212) 302-8331
                           Telecopy:   (212) 302-8767

                  If to the Master Servicer:

                           K2 Inc.

                           4900 South Eastern Avenue, Suite 200
                           Los Angeles, California  90040
                           Attention:  John Rangel
                           Telephone: (323) 890-5830
                           Telecopy:  (323) 724-0470

                           Payment Information:

                           Bank of America

                           ABA #:  12100358
                           Account #:  1233853579
                           Reference:  K2 Inc.

                           (with a separate copy to the Controller of K2 Inc. at the same address)

                  If to the Transferor:

                           K2 Funding, Inc.
                           4900 South Eastern Avenue, Suite 200
                           Los Angeles, CA 90040
                           Attention:       Chief Financial Officer
                           Telephone:       (323) 890-5830
                           Telecopy:        (323) 724-0470

                           Payment Information:

                           Bank of America

                           ABA #:   121000358
                           Account #:       12333-24234
                           Reference:       K2 Funding

                           (with a copy to Controller)


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

                  If to the Agent or the Administrative Agent:

                           Bank of America, National Association
                           Bank of America Corporate Center - 10th Floor Charlotte, North Carolina 28255
                           Attention:     Banc of America Securities, L.L.C.
                                          Global Asset Backed Securitization
                                          Group
                                          Portfolio Management

                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169

                           Payment Information:

                           Bank of America,
                           National Association
                           Bankers Trust Company
                           ABA #:  021001033
                           Account #:  01419647
                           Reference:  Enterprise Funding - K-2

                   (b) The Company shall provide the Transferor with written notice on or before 60 days prior to a Termination Date occurring due to a termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement or the Credit Support Provider under the Credit Support Agreement.

                   (c) If an extension of the Termination Date is sought pursuant to clause (v) of the definition of the term Termination Date, the Transferor shall make a written request to the Agent to extend the Termination Date no later than 60 days prior to the then-scheduled Termination Date. The Company and the Bank Investors shall determine, in their sole discretion, whether to extend the Termination Date and shall provide notice of their determination no later than 30 days prior to the then-scheduled Termination Date; PROVIDED, HOWEVER, if the Company or any Bank Investor fails to notify the Transferor of its determination, the Transferor's request shall be deemed to be rejected.

               SECTION 10.4. GOVERNING LAW; SUBMISSION TO JURISDICTION; INTEGRATION.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Transferor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Agent, the Company or any Bank Investor to bring any action or proceeding against the Transferor or its property in the courts of other jurisdictions.

                   (a) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

               SECTION 10.5. SEVERABILITY; COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 10.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither the Transferor or the Master Servicer may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Company or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

                   (a) Without limiting the foregoing, the Company may, from time to time, with prior or concurrent notice to Transferor and Master Servicer, in one transaction or a series of transactions, assign all or a portion of the Transferred Interest and the Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a similarly rated Conduit Assignee. Upon and to the extent of such assignment by the Company to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Transferred Interest and the Net Investment, (ii) the related administrative agent for such Conduit Assignee will act as the Administrative Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrative Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Company and its Liquidity Support Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee

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

shall assume all (or the assigned or assumed portion) of the Company's obligations, if any, hereunder or any other Transaction Document, and the Company shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Company and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the applicable agent or administrative agent, as applicable, on behalf of the Company and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "CP Rate" with respect to the portion of the Net Investment funded with Commercial Paper issued by the Company from time to time shall be determined in the manner set forth in the definition of "CP Rate" applicable to the Company on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the Company),
(vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing. No assignment by the Company to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Bank Investors' obligation under Section 9.9 hereof or otherwise to fund any Incremental Transfer not funded by the Company or such Conduit Assignee or to acquire from the Company or such Conduit Assignee all or any portion of the Net Investment.

                   (b) In the event that the Company makes an assignment to a Conduit Assignee in accordance with Section 10.6 (b) hereof, the Bank
Investors: (i) if requested by Bank of America, shall terminate their participation in the Liquidity Provider Agreement to the extent of such assignment, (ii) if requested by Bank of America, shall execute a participation agreement with respect to the liquidity provider agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation agreement entered into by such Bank Investor with respect to the Liquidity Provider Agreement (or which shall be otherwise reasonably satisfactory to Bank of America and the Bank Investors), (iii) if requested by the Company, shall enter into such agreements as requested by the Company pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of the Company (or which agreements shall be otherwise reasonably satisfactory to the Company and the Bank Investors), and (iv) shall take such actions as the Agent shall reasonably request in connection therewith.

                   (c) Each of the Transferor and the Master Servicer hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, each of the Transferor and the Master Servicer hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

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               SECTION 10.7. WAIVER OF CONFIDENTIALITY. Each of the
Transferor and the Master Servicer hereby consents to the disclosure of any non-public information with respect to it received by the Company, the Agent, any Bank Investor or the Administrative Agent to any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, the Liquidity Provider or the Credit Support Provider in relation to this Agreement, PROVIDED that with respect to any such disclosure to a potential Bank Investor, such Persons shall inform such potential Bank Investor of the non-public nature of such information and, where practicable, obtain a confidentiality agreement from such Bank Investor.

               SECTION 10.8. CONFIDENTIALITY AGREEMENT. Each of the Transferor and the Master Servicer hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Collateral Agent, the Administrative Agent, any Liquidity Provider, any Credit Support Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

               SECTION 10.9. NO BANKRUPTCY PETITION AGAINST THE COMPANY.
Each of the Transferor and the Master Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               SECTION 10.10. NO RECOURSE AGAINST THE COMPANY. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Agreement and all other Transaction Documents are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received from the Transferor in accordance herewith or from any party to any other Transaction Documents in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

               SECTION 10.11. CHARACTERIZATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Company and the Bank Investors and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a first priority perfected security interest in all of the

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Transferor's right, title and interest in, to and under the Receivables, together with Related Security and Collections with respect thereto, and that this Agreement shall constitute a security agreement under applicable law.

               SECTION 10.12. ASSIGNMENT OF THE RECEIVABLES PURCHASE AGREEMENT. The Transferor hereby grants and assigns to the Agent, for the benefit of the Company and the Bank Investors, all of the Transferor's right and title to and interest in the Receivables Purchase Agreements with respect to the Transferred Interests. The Transferor confirms and agrees that the Agent on behalf of the Company and the Bank Investors shall have, following a Termination Event, the sole right to enforce the Transferor's rights and remedies under the Receivables Purchase Agreements with respect to the Transferred Interests for the benefit of the Company and the Bank Investors, but without any obligation on the part of the Agent, the Company, any of the Bank Investors or any of their respective Affiliates, to perform any of the obligations of the Transferor under the Receivables Purchase Agreements. The Transferor further confirms and agrees that such assignment to the Agent on behalf of the Company and the Bank Investors shall terminate upon the final payment in full by the Transferor to the Agent, on behalf of the Company and the Bank Investors, of all Aggregate Unpaids; PROVIDED, HOWEVER, that the rights of the Agent, the Company and the Bank Investors pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by any Seller pursuant to the Receivables Purchase Agreements, which rights and remedies survive the termination of the Receivables Purchase Agreements, shall be continuing and shall survive any termination of such assignment.

               SECTION 10.13. FURTHER ACTIONS. From time to time, as and when requested by the Agent on behalf of the Company and the Bank Investors, the Transferor and the Master Servicer shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be deemed necessary or desirable to carry out the intent and purposes of this Agreement and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby.

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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Transfer and Administration Agreement as of the date first written above.

                                  ENTERPRISE FUNDING CORPORATION,
                                  as the Company

                                  By:          ___________________________
                                               Name:
                                               Title:

                                  K2 FUNDING, INC.,
                                  as the Transferor

                                  By:          ___________________________
                                               Name:
                                               Title:

                                  K2 INC.,
                                  as the Master Servicer

                                  By:          ___________________________
                                               Name:
                                               Title:

Commitment:                       BANK OF AMERICA, NATIONAL ASSOCIATION,
$76,500,000                       as Agent and as a Bank Investor

                                  By:          ___________________________
                                               Name:
                                               Title: